UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PREMIERE GLOBAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Premiere Global Services, Inc.
3280 Peachtree Road
The Terminus Building
Suite 1000
Atlanta, Georgia 30305

April 23, 2010

Dear Shareholder:

     On behalf of the board of directors and management of Premiere Global Services, Inc., you are cordially invited to our 2010 annual meeting of shareholders to be held on Wednesday, June 16, 2010, at 10:00 a.m. local time at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903.

     At the annual meeting, shareholders will be asked to:

  elect all seven members of our board of directors for one-year terms;

  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010;

  approve an amendment to our amended and restated 2004 long-term incentive plan, which includes an increase in the number of shares available for issuance;

  approve an amendment to our amended and restated 2000 directors stock plan, which includes an increase in the number of shares available for issuance; and

  transact such other business as may properly come before the annual meeting or any adjournment thereof.

These matters are described in the accompanying notice of annual meeting and proxy statement.

     It is important that your stock be represented at our annual meeting regardless of the number of shares you hold. Whether or not you plan to attend the meeting in person, please take the time to vote by mailing in your proxy card, using the toll-free telephone number or via the Internet by following the instructions on your proxy card. As explained in the attached proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

     If you plan to attend our annual meeting, please check the proxy card in the space provided or let us know when you vote by telephone or via the Internet, which will enable us to expedite your admittance and assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee who holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Sincerely,

Boland T. Jones Chief Executive Officer and Chairman of the Board

Premiere Global Services, Inc.
3280 Peachtree Road
The Terminus Building
Suite 1000
Atlanta, Georgia 30305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 16, 2010

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2010 annual meeting of shareholders of Premiere Global Services, Inc. will be held at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903, on Wednesday, June 16, 2010, at 10:00 a.m. local time, for the purposes of:

1.	electing all seven members of our board of directors for one-year terms;

2.	ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010;

3.	approving an amendment to our amended and restated 2004 long-term incentive plan, which includes an increase in the number of shares available for issuance;

4.	approving an amendment to our amended and restated 2000 directors stock plan, which includes an increase in the number of shares available for issuance; and

5.	transacting such other business as may properly come before the annual meeting or any adjournments thereof.

     Information relating to the foregoing matters is set forth in the attached proxy statement. Shareholders of record at the close of business on April 8, 2010 are entitled to receive notice of and to vote at our annual meeting and any adjournments thereof.

By Order of the Board of Directors,

Scott Askins Leonard Secretary

    Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 16, 2010: Premiere Global Services, Inc.’s proxy statement and annual report to shareholders are available at www.pgi.com/us/en/investors/reports.php.

Atlanta, Georgia
April 23, 2010

     PLEASE READ THE ATTACHED PROXY STATEMENT AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE BY USING THE TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET. IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD. YOU CAN SPARE US THE EXPENSE OF FURTHER PROXY SOLICITATION BY PROMPTLY RETURNING YOUR PROXY CARD OR VOTING BY TELEPHONE OR VIA THE INTERNET. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

PREMIERE GLOBAL SERVICES, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 16, 2010

     This proxy statement is furnished to the shareholders of Premiere Global Services, Inc., a Georgia corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders and at any adjournments thereof. Our annual meeting will be held on Wednesday, June 16, 2010, at 10:00 a.m. local time, at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903.

     The approximate date on which we are first mailing this proxy statement and the accompanying proxy card to shareholders is April 30, 2010.

VOTING

General

     The securities that can be voted at our annual meeting consist of our common stock, $.01 par value per share. Holders of our common stock are entitled to cast one vote for each share held on the record date on each matter submitted to the shareholders at the annual meeting. Our common stock is voted as a single class.

     The record date for the determination of shareholders who are entitled to receive notice of and to vote at the annual meeting has been fixed by our board of directors as the close of business on April 8, 2010. On the record date, 60,022,737 shares of our common stock were outstanding and eligible to be voted at the annual meeting.

Quorum and Vote Required

     For each proposal to be considered at the annual meeting, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the proposal is necessary to constitute a quorum for action on that matter. Abstentions, votes withheld from any nominee and broker non-votes (as described below) will be counted as present for purposes of determining the presence or absence of a quorum.

     The following shareholder votes will be required for approval of the proposals to be submitted at the annual meeting:

     With regard to Proposal 1, the election of all seven members of our board of directors, each director must be elected by a plurality of the votes cast by the shares entitled to vote and present at our 2010 annual meeting. Shareholders may vote “for” all of the director nominees, “withhold” authority to vote for all of the nominees or “withhold” authority to vote for any individual nominee but vote for another nominee.

     Under the rules of the New York Stock Exchange, or NYSE, on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers, so-called “broker non-votes.” Routine matters include the ratification of the appointment of independent auditors. In instances where brokers are prohibited from exercising discretionary authority, the shares they hold are not included in the vote totals. At our 2010 annual meeting, brokers will be prohibited from exercising discretionary authority with respect to Proposal 1, the election of directors, and each of Proposals 3 and 4 (as described below). Therefore, if you hold your shares in the name of a bank, broker or other holder of record, for your vote to be counted in the election of directors or in Proposals 3 or 4, you will need to communicate your voting decisions to your bank, broker or other holder of record before the date of this annual meeting. Because broker non-votes are not permitted for the election of directors or for each of Proposals 3 and 4, they will have no effect on the vote for these matters. Broker non-votes will be counted toward the ratification of the appointment of our independent registered public accounting firm.

     With regard to Proposal 2, the ratification of the appointment of our independent registered public accounting firm will require that the votes cast at the annual meeting favoring ratification exceed the votes cast opposing ratification.

     With regard to Proposals 3 and 4, approval of an amendment to our amended and restated 2004 long-term incentive plan, which we refer to in this proxy statement as our 2004 plan, and approval of an amendment to our amended and restated 2000 directors stock plan, which we refer to in this proxy statement as our directors stock plan, will require the affirmative vote of a majority of the total votes cast on each proposal, provided that the total of votes cast on each of the proposals for the amendment to our 2004 plan and the amendment to our directors stock plan represents over 50% of the total outstanding shares of our common stock.

     With regard to Proposals 2 through 4, shareholders may vote “for,” “against” or “abstain” from voting. For Proposal 2, abstentions, if any, will not affect the outcome of a vote on that matter, as abstentions will be disregarded. For Proposals 3 and 4, abstentions, if any, will have the same effect as voting against the proposal.

Householding

     Under the Securities and Exchange Commission, or SEC, rules, a single set of the annual report and proxy statement may be sent to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at those households and helps reduce our expenses. Beginning in 2011, we will send a single copy of the annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family. Along with this proxy statement, we are sending a notice regarding householding.

Proxies and Other Matters That May Come Before the Annual Meeting

     The accompanying proxy card is for use at the annual meeting if a shareholder is unable to attend in person or is able to attend but does not wish to vote in person. Shareholders should specify their choices with regard to each proposal on the enclosed proxy card. If shareholders vote by telephone or via the Internet, they should not return the proxy card. All properly received telephone votes, Internet votes or executed and dated proxy cards delivered by shareholders to us in time to be voted at the annual meeting and not revoked, will be voted at the annual meeting in accordance with the instructions given. All properly executed and dated proxy cards delivered by shareholders to us in time to be voted at the annual meeting, and not revoked, on which no instructions are indicated, will be voted “for” each of the proposals.

     Our board of directors is not aware of any other business to be presented to a vote of our shareholders at the annual meeting. As permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the persons named as proxies on the proxy card will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the annual meeting that were submitted to us after January 11, 2010, although such proposals may be untimely and may not be included in the proxy statement. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director in place of a nominee named on the proxy card, who is unable to serve or for good cause will not serve as a director, and upon matters incident to the conduct of the annual meeting.

     The giving of a proxy does not affect the right to vote in person should the shareholder attend the annual meeting. Any shareholder who has given a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to us at Premiere Global Services, Inc., c/o Secretary, 3280 Peachtree Road,

The Terminus Building, Suite 1000, Atlanta, Georgia 30305, by executing a proxy card bearing a later date and delivering it to the Secretary, entering a new vote by telephone or the Internet or by voting in person at the annual meeting. If a shareholder will not be attending the annual meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the annual meeting.

     In addition to soliciting proxies directly, we have requested brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. We also may solicit proxies through our directors, officers and employees in person and by telephone, facsimile and electronic means, without payment of additional compensation to such persons. All expenses incurred in connection with the solicitation of proxies will be borne by us. We have retained Innisfree M&A Incorporated in the solicitation of proxies for a fee of approximately $10,000 plus expenses.

CORPORATE GOVERNANCE MATTERS

     Our board of directors believes that good corporate governance practices lead to successful business performance. Our corporate governance practices are designed to align the interests of our board and management with those of our shareholders and to promote integrity throughout our company. Over the past several years, we have enhanced our corporate governance practices in many important ways as described below, including:

  six of our seven board members are independent, and all of our board committee members are independent, as defined by NYSE, listing standards;

  we appointed a presiding independent director to chair executive sessions of independent directors without management present, who also functions as a liaison between independent directors and our Chairman of the Board and other members of management;

  our board has adopted clear corporate governance guidelines and a code of conduct and ethics that applies to our directors, officers and employees;

  we maintain a hotline available to all of our employees, and our audit committee has procedures in place for the confidential, anonymous submission of employee concerns relating to accounting, internal controls over financial reporting or audit matters;

  our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls and reports directly to our audit committee;

  our board conducts annual self-evaluations as part of an ongoing process designed to achieve high levels of board and committee performance;

  our board reviews succession planning for our Chief Executive Officer at least annually at a regularly scheduled board meeting and has approved contingency procedures to enable us to respond to an unexpected vacancy in this position;

  we have not had a poison pill since 2005, when our board approved the termination of our shareholder rights plan; and

  our shareholders approved an amendment to our bylaws in 2007 to declassify our board of directors and provide for the annual election of all of our directors.

Independent Directors

     The independent members of our board of directors, as defined by NYSE listing standards, meet in executive session at least twice a year in conjunction with regularly scheduled board meetings. In 2009, the independent members of our board met three times in executive session without management present. In addition, our independent directors held three special meetings. Our board of directors has affirmatively determined that all of our board members except our Chairman of the Board and Chief Executive Officer, Boland T. Jones, are independent directors under NYSE listing standards, which constitutes a supermajority. Any independent director may call an executive session of independent directors at any time upon not less than five days’ prior notice duly given, which notice shall include the purposes, location and time of the meeting. Our independent directors have appointed a presiding independent director, Wilkie S. Colyer, who has served in this capacity since January 2007.

     Our board has established guidelines to assist it in determining director independence, which are more exacting than the independence requirements under NYSE listing standards, and which we refer to in this proxy statement as “independence guidelines.” Under these independence guidelines, a director will not be independent if:

  the director is, or has been within the last three years, employed by us, or an immediate family member is, or has served within the last three years, as one of our executive officers;

  the director has received during any 12-month period within the last three years any direct compensation from us in excess of $100,000, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  an immediate family member has received during any 12-month period within the last three years more than $100,000 in direct compensation from us;

  (1) the director or an immediate family member is a current partner of a firm that is our internal or external auditor; (2) the director is a current employee of such a firm; (3) an immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on our audit within that time;

  the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our current executive officers serves or served on that company’s compensation committee;

  the director is a current employee or executive officer, or an immediate family member is a current executive officer, of a company that has made payments to, or received payment from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent of such other company’s consolidated gross revenues;

  at the time of the independence determination, the director is an employee or executive officer, or an immediate family member is an executive officer, of another company that is indebted to us, or to which we are indebted, and the total amount of either company’s indebtedness to the other at the end of the last completed fiscal year is more than one percent of the other company’s total consolidated assets; or

  the director serves as an officer, director or trustee of a charitable, tax exempt organization and, within the preceding three years, our discretionary charitable contributions to that organization in any single fiscal year are greater than $1 million or two percent of that organization’s total annual charitable receipts.

     These independence guidelines are part of our corporate governance guidelines which are available on our web site at www.pgi.com (follow the “Investor Relations” link to “Corporate Governance” — “Corporate Governance Guidelines”). In addition to applying these independence guidelines, our board considers all relevant facts and circumstances when making a determination of independence, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Our board considers the issue not merely from the standpoint of a director, but also from that of persons or organizations with which the director has a significant affiliation. We believe an independent director should be free of any relationship with us or our management that is reasonably likely to impair the director’s ability to make independent judgments. If our board determines that a director who satisfies NYSE listing standards is independent even though he does not satisfy all of our independence guidelines, we will disclose and explain that determination in our proxy statement.

     After the review and recommendation of our nominating and governance committee, our board of directors has affirmatively determined that all of our non-employee directors, Jeffrey T. Arnold, Wilkie S. Colyer, John R. Harris, W. Steven Jones, Raymond H. Pirtle, Jr. and J. Walker Smith, Jr., are independent members of our board under NYSE listing standards and our independence guidelines. In reaching this determination, our board of directors considered the market research assessment performed by The Futures Company, for which Mr. Smith serves as an executive officer, which was approved by our audit committee according to its charter and statement of policy with respect to related person transactions. Our board also considered that both our Chairman and Mr. Arnold are directors of HSW International, Inc. In addition, our board considered that Mr. Colyer’s daughter is employed by us in a non-management, non-accounting, entry-level position in our marketing department with compensation and other terms of employment consistent with our human resources policies and does not live in the same household as Mr. Colyer. Our board also considered that Mr. Steve Jones also serves as a director of Progress Energy, Inc., to which we provided our services in the ordinary course of business during 2009. All of these relationships fell below the thresholds in our independence guidelines or for disclosure in “Certain Transactions” in this proxy statement. Our board has determined that none of these relationships constituted material relationships that would impair the independence of our directors or violate our independence guidelines.

Board Leadership Structure and Risk Oversight

     Our Chief Executive Officer also serves as Chairman of our Board. We have chosen to combine these roles because we believe this leadership structure is most appropriate for our company at this time. Our Chief Executive Officer and Chairman is also the founder of the company and has been a contributing factor to our success since our inception, providing our strategic vision and serving as the primary voice of our company. We believe our Chief Executive Officer possesses the best knowledge of our company’s strategy and operations, so is in the best position to focus the independent directors’ attention on the issues of greatest importance to our company and shareholders.

     As required by our corporate governance guidelines, our independent directors have appointed a presiding independent director. The presiding independent director chairs executive sessions of the independent directors without management present and functions as a liaison between the independent directors and the Chairman and other members of management.

     We believe this leadership structure allows one person to speak for and lead the company and board while also providing for oversight by an independent board through a presiding independent director. In addition, we believe that it allows efficient communication between management and the board and a clear delineation of the Chief Executive Officer’s and Chairman’s day-to-day management operational role from the board’s oversight role. Our overall corporate governance practices combined with the strength of our independent directors minimizes any potential conflicts that may result from combining the roles of Chief Executive Officer and Chairman. In addition, splitting these roles could potentially make our management and governance processes less effective through undesirable duplication of roles or a blurring of lines of accountability and responsibility without any clear offsetting benefits.

     Our senior management is responsible for assessing and managing our risk exposures on a day-to-day basis, including the creation of appropriate risk management programs and policies. Our board has delegated oversight of the Company’s risk assessment and risk management function to our audit committee. As a result, our audit committee has principal responsibility for oversight of our risk management processes and for understanding the overall risk profile of the Company. At least quarterly in connection with a regularly scheduled audit committee meeting, executive management reviews and discusses our key financial, compliance, strategic and operational risks. For each of these risks, our audit committee discusses management’s efforts to mitigate such risks. Our audit committee then regularly reports to our board on its risk oversight activities. By receiving a regular report of our key risks and the status of efforts to address and mitigate those risks, our board maintains a practical understanding of our risk philosophy, as well as the key risks our company is facing. In addition, our board discusses with management specific business risks as part of its strategic reviews at regularly scheduled board meetings and has regular access to executive management outside of formal board meetings. Through this regular and consistent risk communication, our board has reasonable assurance that all of our material risks are being addressed and that we are instilling a risk aware culture into the foundation of our business. In addition, pursuant to its charter, our company’s independent auditors report directly to the audit committee, which also oversees the objectives, activities and staffing of our internal auditors. Our compensation committee also oversees our compensation policies and practices to ensure that they do not encourage excessive risk taking.

Meetings of the Board of Directors

     Our board of directors encourages all board members to attend each of our annual meetings of shareholders. Where a director is unable to attend an annual meeting in person but is able to do so by conference call, we will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting. All of our directors attended last year’s annual meeting, either in person or via conference call.

     Our board of directors conducts its business through meetings and unanimous written consents and through committees of our board. We have three standing committees to which directors are appointed: our audit, compensation and nominating and governance committees. During the year ended December 31, 2009, our board of directors held eight meetings and took action by unanimous written consent on one occasion. In addition, our independent directors held three special meetings. Each of our directors attended 75% or more of all of the meetings of the board and committees on which they served, with overall attendance at board and committee meetings during 2009 averaging more than 94% for our directors as a group. In addition to regularly scheduled meetings, our board members have regular access to senior executives, and a number of our directors were involved in numerous informal meetings with our executive management offering advice and suggestions on a broad range of corporate matters.

     Members of our board of directors currently serve on the committees indicated below:

Director	Audit	Compensation	Nominating and Governance
Boland T. Jones
Jeffrey T. Arnold			Chairman
Wilkie S. Colyer	X	Chairman
John R. Harris	X	X
W. Steven Jones	Chairman
Raymond H. Pirtle, Jr.	X
J. Walker Smith, Jr.			X

Audit Committee

     Our audit committee, which met ten times in 2009, is responsible for:

  reviewing our financial statements, reports and other financial information;

  appointing and overseeing our independent auditors, who report directly to the audit committee;

  overseeing the integrity of our financial reporting processes and the annual audit of our financial statements;

  reviewing with our auditors our internal controls and procedures for financial reporting;

  reviewing the quality and appropriateness of our accounting principles and underlying estimates;

  pre-approving all audit and permitted non-audit services;

  oversight of our company’s processes for identifying and managing risk;

  overseeing the performance of our internal audit function;

  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission of concerns regarding questionable accounting or auditing matters; and

  approving and reviewing on an on-going basis our related party transactions.

     These duties and responsibilities are set forth in our amended and restated audit committee charter, a copy of which is available on our web site at www.pgi.com (follow the “Investor Relations” link to “Corporate Governance” — “Board Committees”), and the charter is available in print to any shareholder who requests it by writing to our Secretary at the same address under “Communications with the Board of Directors.” The members of our audit committee currently are W. Steven Jones, who is the Chairman, Wilkie S. Colyer, John R. Harris and Raymond H. Pirtle, Jr. On April 23, 2009, Mr. Jones became Chairman, with Mr. Harris remaining as a member of our audit committee. At least quarterly in connection with a regularly scheduled audit committee meeting, our audit committee meets separately in executive session with our independent auditors and also with our internal auditors without management present. Our board of directors has determined that each of our audit committee members qualifies as an audit committee financial expert under the rules of the SEC and NYSE listing standards and are financially literate and “independent,” as independence for audit committee members is defined in our independence guidelines, SEC rules and NYSE listing standards.

Compensation Committee

     Our compensation committee, which met seven times in 2009 and took action by unanimous written consent three times, is responsible for:

  setting and approving the compensation goals regarding our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of those goals;

  reviewing and evaluating the compensation of our other executive officers and our compensation programs as a whole;

  determining and approving the compensation of our Chief Executive Officer and our other executive officers;

  reviewing and evaluating the compensation of our directors and recommending changes in director compensation to our board;

  administering stock award grants to our directors, executive officers and other employees under our equity-based plans; and

  making recommendations to the board regarding our incentive compensation plans and equity-based plans.

     These duties and responsibilities are set forth in our amended and restated compensation committee charter, a copy of which is available on our web site at www.pgi.com (follow the “Investor Relations” link to “Corporate Governance” — “Board Committees”), and the charter is available in print to any shareholder who requests it by writing to our Secretary at the same address under “Communications with the Board of Directors.” The members of our compensation committee currently are Wilkie S. Colyer, who is the Chairman, and John R. Harris. Messrs. Colyer and Harris are independent under NYSE listing standards and our independence guidelines for purposes of compensation committee membership.

     Our compensation committee’s charter provides that the committee has authority to delegate any of its responsibilities to subcommittees as it may deem appropriate. If a third party compensation consultant is retained to assist in evaluating the amount or form of director or executive compensation or make recommendations about such compensation, our compensation committee has the sole authority to retain, at our expense, and terminate the compensation consultant, including sole authority to approve the consultant’s fees and other retention terms. Our compensation committee retained independent compensation consultants in 2009 and 2008, as described in “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

     During 2009, Messrs. Colyer and Harris served on the compensation committee, and neither of these directors has ever been one of our employees or officers. None of our executive officers serves as a member of the compensation committee or a director of any other entity that has one or more executive officers serving as a member of our compensation committee or our board of directors.

Nominating and Governance Committee

     Our nominating and governance committee, which met two times in 2009, is responsible for:

  identifying individuals qualified to serve on our board of directors, consistent with criteria approved by our board;

  recommending that our board select a slate of director nominees for election by our shareholders at the annual meeting;

  developing and recommending to our board a set of corporate governance principles applicable to us as may be required or appropriate for our effective governance;

  reviewing annually our corporate governance guidelines and board committee charters;

  overseeing the annual evaluation of our management, board and committees of the board; and

  reporting the results of these reviews and evaluations to our board, committees and management, along with any recommendations for improvements.

     These duties and responsibilities are set forth in our nominating and governance committee charter, a copy of which is available on our web site at www.pgi.com (follow the “Investor Relations” link to “Corporate Governance” — “Board Committees”), and the charter is available in print to any shareholder who requests it in writing to our Secretary at the same address under “Communications with the Board of Directors.” The members of our nominating and governance committee currently are Jeffrey T. Arnold, who is Chairman, and J. Walker Smith, Jr. Messrs. Arnold and Smith are independent under NYSE listing standards and our independence guidelines for purposes of nominating and governance committee membership.

     Our nominating and governance committee evaluates and recommends nominees for election to our board based on a number of qualifications, including, but not limited to, independence and the absence of a conflict of interest that would interfere with performance as a director, character and integrity, financial literacy, level of education and business experience, sufficient time to devote to board matters and a commitment to represent the long-term interests of our shareholders.

     Our corporate governance guidelines provide that the nominating and governance committee annually review the appropriate experience, skills and qualifications expected of board members in the context of the current membership of the board. These guidelines provide that this assessment should include, among other relevant factors, in the context of the perceived needs of the Board at that time, issues of experience, reputation, judgment, diversity and skills. In selecting candidates for nomination, these guidelines also provide that the nominating and governance committee consider such criteria as it deems appropriate, which may include current or recent experience as a senior executive officer, business expertise currently desired on the board, with specific attention to the requirements for membership on the audit committee, industry experience and the general ability to enhance the overall composition of the board. Although we do not currently have a formal diversity policy, diversity is among the factors considered, and we believe that these guidelines will result in board members with a complementary mix of backgrounds, viewpoints, professional and educational experience and skills.

     Our nominating and governance committee identifies potential director nominees through a variety of business contacts, including our current executive officers, directors, community leaders and shareholders, as a source for potential board candidates. Our nominating and governance committee may, to the extent it deems appropriate, retain a professional search firm and other advisors to identify potential nominees for director.

     Our nominating and governance committee evaluates candidates to our board by reviewing his or her biographical information and qualifications. If our nominating and governance committee determines that a candidate is qualified to serve on our board, at least one member of this committee seeks to interview such candidate. Other members of our board also have an opportunity to interview qualified candidates. Our nominating and governance committee may provide for additional screening criteria, including independent background checks, that this committee deems appropriate to evaluate a candidate. The nominating and governance committee then determines, based on the background information and the information obtained in any interviews, whether to recommend to our board that we nominate a candidate for approval by the shareholders to fill a directorship. With respect to an incumbent director, the nominating and governance committee reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation and overall contribution to us, in addition to such person’s biographical information and qualifications. The manner in which our nominating and governance committee evaluates a potential nominee will not differ based on whether the candidate is recommended by one of our shareholders.

     Our nominating and governance committee seeks to ensure that the composition of our board at all times adheres to the independence requirements of the NYSE listing standards and our independence guidelines and reflects a variety of complementary experiences and backgrounds, particularly in the areas of management and leadership, sufficient to provide sound and prudent guidance with respect to our operations and interests.

Shareholder Director Nominations

     Our nominating and governance committee will consider written recommendations from shareholders for nominees to our board of directors. A shareholder who wishes to recommend a person to this committee for nomination to our board must submit a written notice by mail to the nominating and governance committee at Premiere Global Services, Inc., c/o Secretary, 3280 Peachtree Road, The Terminus Building, Suite 1000, Atlanta, Georgia 30305. Such a written recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting. Such a recommendation to this committee should include:

  the candidate’s name, age, business addresses and other contact information;

  a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in our proxy statement pursuant to Regulation 14A of the Exchange Act;

  a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as a director if elected; and

  the name and address of the shareholder(s) of record making such a recommendation.

     In addition to the above procedures, our bylaws provide that a shareholder may propose a director candidate to be considered and voted on at an annual meeting of shareholders by providing notice thereof to our Secretary not less than 120 calendar days nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting; however, information regarding such a director candidate need not be included in our proxy statement to shareholders for the annual meeting. This notice provided by a shareholder to our Secretary must set forth certain information relating to the proposed nominee as required by our bylaws.

Code of Conduct and Ethics and Corporate Governance Guidelines

     We have adopted a code of conduct and ethics that applies to all employees, directors and officers, including our principal executive officer and principal financial and accounting officer. We have also adopted corporate governance guidelines that provide a framework within which our board and management can effectively pursue our governance objectives for the benefit of our shareholders.

     Our code of conduct and ethics and corporate governance guidelines are each posted on our web site at www.pgi.com (follow the “Investor Relations” link to “Corporate Governance” — “Code of Conduct and Ethics” and — “Corporate Governance Guidelines,” respectively), and the code and guidelines are available in print to any shareholder who requests it by writing to our Secretary at the same address under “Communications with the Board of Directors.”

     We will post any amendments to, or waivers from, any provision of the code of conduct and ethics with respect to our principal executive officer and principal financial and accounting officer or any other persons performing similar functions by disclosing the nature of such amendment or waiver at the above-referenced location on our web site.

Communications with the Board of Directors

     Our board of directors accepts communications sent to the board (or to specified individual directors) by our shareholders or other interested third parties. Shareholders and other interested third parties may communicate with our board of directors (or with our presiding independent director, our non-management directors as a group or specified individual directors) by writing to us at Premiere Global Services, Inc., c/o Secretary, 3280 Peachtree Road, The Terminus Building, Suite 1000, Atlanta, Georgia 30305. All written communications received in such manner will be compiled by our Secretary and forwarded promptly to the board or appropriate directors prior to or at the next regularly scheduled meeting of the board.

Director Compensation

     Our compensation committee reviews and evaluates the cash and equity compensation of our directors and recommends changes in director compensation to our board of directors. Our Chief Executive Officer, who also serves as Chairman of the Board, does not receive compensation for his service as a director.

     In 2008, our compensation committee retained James F. Reda & Associates, LLC as an outside compensation consultant in connection with an evaluation of the compensation arrangements of our non-employee directors and our named executive officers. Reda & Associates does not provide any other services to us. Reda & Associates provided an analysis of relevant market data based on non-employee director compensation derived from a peer group of comparable companies and from survey data and recommended changes consistent with market practices for similarly-situated directors. The group of study companies, which we refer to as the “peer group” in this proxy statement, are discussed under “Compensation Discussion and Analysis — Executive Compensation Determinations and Assessments.”

     Reda & Associates reviewed the peer group’s total compensation paid to outside directors, which includes retainers, board fees, committee fees and equity awards. We refer to Reda & Associates’ findings as the “compensation study” in this proxy statement.

Cash Retainers

     Non-employee directors receive a base cash retainer of $30,000 per board year and are eligible for an additional $10,000 per board year if they attend all quarterly, regularly scheduled board meetings during such board year. An additional $1,000 is payable for each special board meeting attended during a board year, and an allowance of $1,250 per day is payable for special projects and director training attended by a director and as authorized by us. The chairmen of our audit committee and our compensation committee receive an additional cash retainer of $10,000 per board year, and each member of the audit and compensation committees receive an additional cash retainer of $5,000 per board year. The chairman of our nominating and governance committee receives an additional cash retainer of $5,000 per board year, and each member of our nominating and governance committee receives an additional cash retainer of $2,500 per board year.

     The compensation study concluded that the annual cash retainers and meeting fees we pay our directors are within the competitive range with the peer group. Specifically, our annual cash retainer of $40,000, which includes an additional $10,000 for meeting attendance, is competitive given that the average and median of the peer group was also approximately $40,000.

Equity Compensation

     We grant an annual equity award of $80,000 in fair market value of restricted stock to each non-employee director in arrears on the last day of each board year in recognition of service for the prior board year. The grant date for the 2008 – 2009 board year was the date of our 2009 annual shareholders’ meeting on June 10, 2009. The grant date for the 2009 – 2010 board year will be the date of our 2010 annual shareholders’ meeting on June 16, 2010. The chairmen of our audit committee and compensation committee receive an additional equity award of $10,000 in fair market value of shares of restricted stock per board year, and each member of our audit and compensation committees receive an additional equity award of $5,000 in fair market value of shares of restricted stock per board year. If we were to experience a “change in control” (as generally defined under “Potential Payments Upon Termination or Change in Control”), then we would make these annual grants upon the change in control rather than on the last day of the board year in which the change of control occurred; provided that the director is a member of the board, chairman or committee member on such date. We determine the number of shares to be granted by dividing the dollar amount of the applicable annual award by the fair market value per share of our common stock on the grant date, and pay any fractional shares in cash. We no longer grant stock options to a director upon joining our board. Directors joining the board during a board year receive pro-rated cash retainers and equity awards. We are proposing to amend our amended and restated directors stock plan to increase the number of shares available for issuance.

     The compensation study concluded that although the mix of director pay was competitive with the peer group, the value of the equity component of our director compensation was below the peer group. Specifically, the peer group awarded approximately $130,000 in equity awards to directors, as compared to our $80,000 plus committee members’ equity awards. Despite the fact that the equity component of our director compensation is below market, our compensation committee decided not to recommend any changes to director compensation given the current state of the U.S. economy.

Miscellaneous

     We pay or reimburse directors for travel and accommodation expenses to attend meetings and other corporate functions. In addition, we encourage directors to visit our facilities, participate in executive management meetings and director education programs and to attend our annual company sales incentive trip, and we pay their expenses related to such events (including expenses for their spouse or a guest if they attend the annual sales incentive trip).

DIRECTOR COMPENSATION FOR THE 2009 FISCAL YEAR

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)(4)(5)	All Other Compensation (6)	Total ($)
Jeffrey T. Arnold	$50,000	$80,000	—	$130,000
Wilkie S. Colyer	61,000	95,000	—	156,000
John R. Harris	57,550	94,341	—	151,891
W. Steven Jones	52,450	85,659	—	138,109
Raymond H. Pirtle, Jr.	51,000	85,000	—	136,000
J. Walker Smith, Jr.	46,500	80,000	—	126,500

(1)

Mr. Boland Jones did not receive compensation in any form for his service on the board of directors. Mr. Jones is considered an inside director, and his compensation as our Chief Executive Officer is described under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program” and in the Summary Compensation Table.

(2)

Each non-employee director receives cash retainers and fees per board year paid in arrears and in quarterly installments. Payments in 2009 for each non-employee director included: (a) an annual retainer of $30,000; (b) $10,000 if the director attended all quarterly, regularly scheduled board meetings, which all of our directors received; (c) $1,000 for attendance at each of six special meetings, for which Mr. Arnold received $5,000, Mr. Colyer received $6,000, Mr. Harris received $6,000, Mr. Jones received $4,000, Mr. Pirtle received $6,000 and Mr. Smith received $4,000; and (d) additional cash retainers for committee chairs and members, for which Mr. Arnold received $5,000, Mr. Colyer received $15,000, Mr. Harris received $11,550, Mr. Jones received $8,450, Mr. Pirtle received $5,000, and Mr. Smith received $2,500. Messrs. Harris and Jones each received a pro-rated portion of the additional cash retainer for committee chairs and members, based upon Mr. Harris serving as chairman of our audit committee until, and Mr. Jones becoming chairman on, April 23, 2009.

(3)

Amounts shown reflect the aggregate fair value of the awards on the date they were granted, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. Amounts include certain de minimis amounts (less than $20) that were paid in cash in lieu of fractional shares.

(4)

On June 10, 2009, the date of our annual shareholders’ meeting last year, each non-employee director then serving was granted 7,187 shares of restricted stock for their service during the 2008 – 2009 board year. Mr. Colyer received an additional grant of 898 shares of restricted stock as chairman of our compensation committee, and an additional grant of 450 shares of restricted stock as a member of our audit committees. Mr. Harris received an additional grant of 450 shares of restricted stock as a member of our compensation committee and an additional grant of 839 shares of restricted stock as chairman of our audit committee until April 23, 2009 and as a member of our audit committee thereafter. Mr. Jones received an additional grant of 509 shares of restricted stock as a member of our audit committee until April 23, 2009 and as chairman of our audit committee thereafter. Mr. Pirtle received an additional grant of 450 shares as a member of our audit committee. The chairman and member of our nominating and governance committee are not eligible for additional equity compensation. These shares vested immediately upon grant in recognition of service for the 2008 – 2009 board year. All of such shares were granted on June 10, 2009, and the grant date fair value of such awards is reported in the table. As of December 31, 2009, each of our non-employee directors held the following number of shares of our common stock granted as restricted stock under our directors stock plan: Mr. Arnold, 29,080 shares; Mr. Colyer, 34,532 shares; Mr. Harris, 22,473 shares; Mr. Jones, 14,086 shares; Mr. Pirtle, 1,042 shares; and Mr. Smith, 19,080 shares. All of these shares were fully vested as of December 31, 2009.

(5)

As of the year ended December 31, 2009, the aggregate number of stock options outstanding and fully vested for Mr. Colyer was 100,000 and for Mr. Harris was 75,000 shares. Messrs. Arnold, Jones, Pirtle and Smith do not hold any outstanding stock options.

(6)	The aggregate incremental costs of perquisites for each of our non-employee directors were less than $10,000.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

     Pursuant to our bylaws, the number of our directors may not be less than three nor more than ten, with the precise number to be determined by resolution of our board of directors from time to time. Currently, seven directors serve on our board. In June 2007, our shareholders approved an amendment to our bylaws to eliminate the classification of the board and provide for the annual election of our directors. Beginning with our annual meeting in 2008, each of our directors has and will continue to be elected by our shareholders for one-year terms and until his or her successors are elected and qualified or until such director’s death, resignation or removal. All of our nominees were elected to the board at our annual meeting last year.

     If any of the nominees should be unavailable to serve for any reason (which is not anticipated), our board of directors may designate a substitute nominee or nominees (in which case the persons named as proxies on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located and nominated by resolution of our board of directors or by resolution provide for a lesser number of directors.

     Our board of directors unanimously recommends that shareholders vote “FOR” all of the nominees listed below for election as directors.

Information Regarding Nominee Directors and Executive Officers

     We believe that our directors’ executive leadership, finance, marketing, technology, academic and global business experiences represent a range of perspectives that provide collaborative and candid discussions relevant to our company’s operations. Our directors’ varied experiences include chief executive officer positions with domestic and international companies with operations inside and outside of the United States and leadership positions at leading academic institutions, investment banking firms and global marketing research companies, as well as service on other public, private and non-profit company boards. The following table sets forth biographical information, including certain key business experiences, qualifications and skills, regarding our nominees for director and our current executive officers.

Directors Nominated

Boland T. Jones

Mr. Jones, age 50, our founder, has served as a director and our Chief Executive Officer since our inception in July 1991. Since September 1993, Mr. Jones has also served as Chairman of our board of directors. From February 1993 until August 1998, Mr. Jones was our President. He currently is a director and member of the nominating and governance committee of HSW International, Inc. As our company’s founder, his nearly two decades of experience leading our company provides an in-depth understanding of our history and complexity and adds a valuable perspective for board decision making, all of which supports his nomination to our board of directors.

Jeffrey T. Arnold

Mr. Arnold, age 40, has served as a director since April 1999. Mr. Arnold has served as Chairman and Chief Architect of Sharecare, Inc., an interactive healthcare platform organizing and answering the questions of health, since November 2009. He also is Chief of Global Digital Strategy for Discovery Communications. In addition, Mr. Arnold is Chairman Emeritus of HowStuffWorks, Inc., an award-winning non-fiction website providing high quality content that, under his direction, grew to one of the largest content destinations on the Web, which he sold to Discovery Communications for $250 million in December 2007. He was Chairman and Chief Executive Officer of HowStuffWorks

from September 2002 to December 2007. Mr. Arnold has served as a director of HSW International, Inc., which develops Internet businesses in the world’s emerging digital economies, since its inception in March 2006, and was HSW International’s President and Chief Executive Officer until October 2007. He also is Chairman of Forbes Travel Guide, formerly Mobile Travel Guide, the gold standard of travel ratings and reviews for over 50 years. Mr. Arnold was the founder, Chairman and Chief Executive Officer of Convex Group, Inc., an Atlanta-based new media enterprise from September 2002 to December 2007. He was also the founder, director and Chief Executive Officer of WebMD Corporation, an online healthcare company. Mr. Arnold also was the founder and Chief Executive Officer of Quality Diagnostic Services, a cardiac arrhythmia monitoring company, which he sold to Matria Healthcare. Having founded and served as chief executive officer and/or director of public and private technology and Internet companies, Mr. Arnold brings entrepreneurial perspective, strong executive management leadership experience and strategic vision to our board, which support his nomination to our board of directors.

Wilkie S. Colyer

Mr. Colyer, age 60, has served as a director since March 2004. Mr. Colyer has served as a principal and partner in The Breckenridge Group, Inc., an Atlanta-based investment banking firm, since 1988. He also is a director of Moeller Products Company, Inc., a privately-held manufacturer of under the hood closure products and tubing for heavy-duty diesel engines, and has previously served on numerous for-profit and non-profit boards. Mr. Colyer brings his considerable investment banking experience, including a focus on the telecommunications industry, to our board, which supports his nomination to our board of directors. Mr. Colyer qualifies as an audit committee financial expert.

John R. Harris

Mr. Harris, age 61, has served as a director since November 2003. Mr. Harris served as President and Chief Executive Officer of eTelecare Global Solutions, Inc., a leading provider of outsourced customer care solutions, from February 2006 to October 2009, when eTelecare Global Solutions was acquired by Stream Global Services, Inc. He was Chief Executive Officer of Seven Worldwide, Inc., a digital content management company, from December 2003 to December 2005. He was Chief Executive Officer and President of Delinea Corporation from July 2002 to December 2003, Chief Executive Officer and President of Exolink from August 2001 to July 2002 and Chairman and Chief Executive Officer of Ztango, Inc. from 1999 to 2001. Prior to these positions, Mr. Harris served in various executive positions with Electronic Data Systems Corporation for over 25 years. He currently is a director and member of the audit committee of The Hackett Group, Inc., formerly known as Answerthink, Inc., and a director and member of the compensation and nominating and governance committees of BancTec, Inc. He previously served on the boards of eTelecare Global Solutions and Seven Worldwide, and was a director and member of the audit committee of Genuity Inc. and inVentiv Health, Inc. Having served as the chief executive officer and director of various public companies with global operations, focused on outsourced solutions, Mr. Harris brings to our board significant expertise in domestic and international operations, including a focus on managed services, all of which supports his nomination to our board of directors. His service on public company audit committees and as Chief Executive Officer of several public companies qualifies him as an audit committee financial expert.

W. Steven Jones

Mr. Jones, age 58, has served as a director since April 2007. He is Professor of Strategy and Organizational Behavior at the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill, where he also served as Dean from August 2003 to August 2008. Before becoming Dean, Mr. Jones was a 15-year resident of Australia and New Zealand where he was Chief Executive Officer and Managing Director of Suncorp Metway Ltd., a publicly listed Australian banking, insurance and funds management company in

Brisbane, Queensland, from 1997 through 2002. Prior to Suncorp, Mr. Jones was Chief Executive Officer and Managing Director of ANZ Banking Group, N.Z., Ltd. in Wellington, New Zealand. Mr. Jones is currently a director of Progress Energy, Inc. and member of the Progress Energy audit and corporate performance committee and operations and nuclear oversight committee and previously served on the organization and compensation committee. He is a director of State Farm Mutual Automobile Insurance Company where he serves on the Audit Committee and on the board of State Farm Bank, a wholly-owned subsidiary. He is a former director of Bank of America Corporation, where he served on the audit and asset quality committees. Mr. Jones’ considerable executive public company management and academic experience, as well as his services as a director of Fortune 500 companies, brings substantial international business and strategic planning expertise to our board, all of which supports his nomination to our board of directors. His service on public company audit committees and as a public company Chief Executive Officer qualifies him as an audit committee financial expert.

Raymond H. Pirtle, Jr.

Mr. Pirtle, age 68, has served as a director since June 1997. He has served as Chief Manager of Claridge Company, LLC, a privately-held financial services firm whose primary focus is to link small corporations with professional investors, since March 2005. Mr. Pirtle was a founder and Senior Managing Director of Avondale Partners, LLC, an independently-owned, Nashville-based financial services firm dedicated to equity research, investment banking activities and equity capital markets, from June 2001 to March 2005. He previously served as Managing Director and as a director of SunTrust Equitable Securities Corporation from February 1989 to June 2001. Mr. Pirtle currently is a director of Tricell, Inc. and a director and member of the audit committee of IceWEB, Inc. He was previously a member of the audit committee of Tricell, a director and member of the audit and compensation committees of China Wind Systems, Inc., a director and member of the audit committee of eNucleus, Inc. and a director and Chairman of the compensation committee of Sirrom Capital Corporation, which was acquired by Finova Group. As one of our most tenured directors, Mr. Pirtle provides our board with an in-depth understanding of our company’s history, as well as extensive investment banking and financial services experience, with significant ties to the institutional investment community, all of which supports his nomination to our board of directors. He has also served on various public company audit, compensation and nominating and corporate governance committees. Mr. Pirtle’s investment banking and financial services experience and service on public company audit committees qualify him as an audit committee financial expert.

J. Walker Smith, Jr.

Mr. Smith, age 54, has served as a director since June 2001. He has served as Executive Vice Chairman of The Futures Company since the merger of Yankelovich, Inc. with Henley Centre Headlight Vision in January 2008. The Futures Company is a global marketing research company specializing in future-facing research and consulting. He also is President of Yankelovich MONITOR, the U.S. trends and future business group of The Futures Company. Mr. Smith previously was a director and President of Yankelovich, Inc., a market services company specializing in database marketing solutions and consumer lifestyles consulting, from May 1999 to January 2008. He currently is a member of the board of advisors for the School of Journalism and Mass Communications at the University of North Carolina at Chapel Hill. Mr. Smith is a former director of Cyber Dialogue, which is now known as Fulcrum Analytics, and is a former member of the board of advisors of Screen4Me Corporation, A.C. Nielsen Masters in Marketing Research Program and the board of the American Marketing Association Foundation. Mr. Smith brings to our board his extensive experience in global marketing, as a recognized leading authority on marketplace trends and consumer buying motivations, which supports his nomination to our board of directors.

     We believe that these individual attributes of each of our directors as described above, along with their leadership skills and other collective experiences, provide us with perspectives and viewpoints to advance the interests of our shareholders.

Incumbent Executive Officers

Theodore P. Schrafft

Mr. Schrafft, age 54, has served as our President since July 2006. He was President of our former Conferencing & Collaboration business unit from January 2000 to July 2006, and from March 1999 until January 2000, Mr. Schrafft was Senior Vice President and General Manager of that former business unit. He served as President of our former Voice and Data Messaging division from August 1998 to March 1999, and from October 1997 until August 1998, he served as our Vice President of Corporate Messaging. From June 1996 until October 1997, he served as President and Chief Operating Officer of Voicecom Systems, Inc., an integrated messaging and 800-based services company, which was acquired by us in October 1997. Mr. Schrafft serves as a member of the board of Junior Achievement of Georgia, Inc.

David E. Trine

Mr. Trine, age 50, has served as our Chief Financial Officer since March 2009 and as our Executive Vice President, Finance since February 2009. He was Chief Financial Officer of LexisNexis Risk & Information Analytics Group, a Reed Elsevier company, from September 2008 to February 2009, and as Chief Financial Officer and Senior Vice President of ChoicePoint, Inc., which is now part of LexisNexis, from October 2005 to September 2008. Prior to that, he was Treasurer of ChoicePoint from February 2000 to October 2005 and Vice President, Finance and Accounting and Corporate Controller of ChoicePoint from August 1987 to February 2000.

David M. Guthrie

Mr. Guthrie, age 43, has served as our Chief Technology Officer since February 2004. He was our Chief Strategy Officer from February 2003 to February 2004. Prior to that, Mr. Guthrie was a Partner with Fuqua Ventures, LLC from February 2000 to February 2003. He was Senior Vice President, Technology and Content of WebMD from January 1996 to February 2000. From September 1990 to January 1996, Mr. Guthrie was Chief Technology Officer of ISSI, Inc., which is now known as DevGuru.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Officers and Directors

     The following table sets forth to the best of our knowledge certain information as of April 8, 2010, unless otherwise noted, regarding the beneficial ownership of our voting stock by:

  each of our current directors;

  each of our named executive officers (as defined under “Executive Compensation”); and

  all of our current executive officers and directors as a group.

     As of April 8, 2010, there were 60,022,737 shares of our common stock issued and outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)		Percent of Common Stock Owned
Boland T. Jones	4,165,366	(2)	6.9
David E. Trine	100,000	(3)	*
Theodore P. Schrafft	171,784	(4)	*
David M. Guthrie	114,572	(5)	*
Michael E. Havener	96,654	(6)	*
Jeffrey T. Arnold	170,080	(7)	*
Wilkie S. Colyer	184,532	(8)	*
John R. Harris	97,473	(9)	*
W. Steven Jones	14,086	(10)	*
Raymond H. Pirtle, Jr.	1,042	(11)	*
J. Walker Smith, Jr.	20,080	(12)	*
All current executive officers and directors as a group (10 persons)	5,039,015	(13)	8.4

*	Less than one percent.

(1)

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 8, 2010 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes 2,086,549 shares and 637,500 restricted shares held of record by Mr. Jones, 4,881 shares held in our 401(k) plan for the benefit of Mr. Jones, 590 shares held of record by Mr. Jones’ wife for which Mr. Jones holds the right to vote pursuant to an irrevocable proxy granted by Mrs. Jones to Mr. Jones, 105,093 shares held in trust and 1,330,753 shares held by Seven Gables Partnership, L.P., a limited partnership whose general partner is Seven Gables Management Company, LLC, a limited liability company whose sole members are Mr. and Mrs. Jones. Does not include 450 shares held of record by Mr. Jones’ spouse, as custodian for the benefit of two unrelated minor children under the Uniform Gifts to Minors Act, or 55,427 shares held in a trust as to which shares Mr. Jones disclaims beneficial ownership. There are 1,330,753 shares held by Mr. Jones and Seven Gables Partnership, L.P., which are pledged as security for loans made by us to Mr. Jones. The address of Mr. Jones is 3280 Peachtree Road, The Terminus Building, Suite 1000, Atlanta, Georgia 30305.

(3)	Includes 25,000 shares and 75,000 restricted shares held of record by Mr. Trine. Mr. Trine became a named executive officer in February 2009.

(4)	Includes 116,904 shares and 50,000 restricted shares held of record by Mr. Schrafft and 4,880 shares held in our 401(k) plan for the benefit of Mr. Schrafft.

(5)	Includes 44,572 shares and 70,000 restricted shares held of record by Mr. Guthrie.

(6)

Includes 31,654 shares and 65,000 restricted shares held of record by Mr. Havener as of March 2, 2009. He is no longer required to report acquisition or dispositions or our common stock since he stepped down as our Chief Financial Officer in March 2009.

(7)	Includes 170,080 shares held of record by Mr. Arnold.

(8)	Includes 84,532 shares held of record by Mr. Colyer and 100,000 shares subject to options currently exercisable.

(9)	Includes 22,473 shares held of record by Mr. Harris and 75,000 shares subject to options currently exercisable.

(10)	Includes 14,086 shares held of record by Mr. Steve Jones.

(11)	Includes 1,042 shares held of record by Mr. Pirtle.

(12)	Includes 1,000 shares held of record jointly by Mr. Smith and his spouse and 19,080 shares held of record by Mr. Smith.

(13)	Includes 175,000 shares subject to options currently exercisable, but does not include Mr. Havener, who is no longer one of our named executive officers.

Principal Shareholders

     The following table sets forth to the best of our knowledge each person who is known by us to be the beneficial owner of more than five percent of any class of our voting securities as of December 31, 2009 based on filings made under Section 13(d) and Section 13(g) of the Exchange Act.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Owned
T. Rowe Price Associates, Inc.	6,417,800	(1)	10.6
Frontier Capital Management Co., LLC	4,522,709	(2)	7.5
BlackRock, Inc.	4,113,869	(3)	6.9
FMR LLC	3,458,800	(4)	5.8

(1)

On February 12, 2010, T. Rowe Price Associates, Inc. (100 E. Pratt Street, Baltimore, MD 21202) filed a Schedule 13G/A with the SEC, which states that T. Rowe Price is a registered investment advisor for various individuals and institutional investors with sole voting power over 1,696,000 shares of our common stock and sole dispositive power over 6,417,800 shares. According to the Schedule 13G/A, none of T. Rowe Price’s investors individually owns five percent or more of our common stock, and T. Rowe Price expressly disclaims beneficial ownership of these shares.

(2)

On February 12, 2010, Frontier Capital Management Co., LLC (99 Summer Street, Boston, MA 02110) filed a Schedule 13G with the SEC, which states that Frontier is a registered investment advisor and beneficially owns 4,522,709 shares of our common stock, with sole voting and dispositive power over 4,552,709 shares. According to the Schedule 13G, none of Frontier’s investors individually owns five percent or more of our common stock.

(3)

On January 29, 2010, BlackRock, Inc. (40 East 52nd Street, New York, NY 10022) filed a Schedule 13G with the SEC, which states that BlackRock is a parent holding company and beneficially owns 4,113,869 shares of our common stock with sole voting and dispositive power over 4,113,869 shares. According to the Schedule 13G, none of BlackRock’s subsidiaries, which includes substantially all of Barclays Global Investors, NA and its affiliates since its acquisition of Barclays in December 2009, individually owns five percent or more of our common stock.

(4)

On February 16, 2010, FMR LLC (82 Devonshire Street, Boston, Massachusetts 02109) filed a Schedule 13G/A with the SEC, which states that FMR is a parent holding company and beneficially owns 3,458,000 shares of our common stock, with sole dispositive power over 3,458,000 shares. According to Exhibit A included with the Schedule 13G, Fidelity Management & Research Company, which is a wholly-owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 3,458,000 shares with sole voting power over 3,458,000 shares. According to the Schedule 13G, no other individual FMR account holds five percent or more of our common stock.

COMPENSATION COMMITTEE REPORT

     Our compensation committee has reviewed and discussed the following Compensation Discussion and Analysis section of this proxy statement with management, and based on such review and discussions, our compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

     The foregoing report has been submitted by the following members of the compensation committee.

Wilkie S. Colyer, Chairman John R. Harris

     The foregoing Report of the Compensation Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any of our other filings under the Securities Act of 1993, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate this Report by reference in any of those filings.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Objectives

     We believe that the performance and contribution of our executive officers are critical to our overall success. The goal of our executive compensation program is the same as our goal for operating our company — to create long-term value for our shareholders. Our objective is to have a compensation program that will allow us to attract and retain highly-qualified executives, motivate them to achieve our overall business objectives, reward superior performance and align the interests of our executive officers with our shareholders. We believe that, in order to effectively accomplish these objectives, our program must:

  provide our executive officers with total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent;

  tie a significant portion of each executive’s compensation to performance and success in achieving our business strategy, management initiatives and financial, operational and other goals through at-risk incentive awards;

  reward appropriate balance of short-term and long-term financial and strategic business decisions needed to ensure sustained business performance over time without encouraging excessive risk taking;

  provide significant upside opportunities for exceptional performance, which may result in differentiated compensation among executive officers based on performance; and

  closely align our executive officers’ interests with those of our shareholders by making equity-based incentives a core element of our executive compensation.

     We design our compensation program with a view to attracting and retaining executive officer leadership of a caliber and level of experience necessary to effectively manage our complex and global business. We believe that retaining our executive officer talent over a number of years is important to provide continuity of management in a highly competitive industry. Our named executive officers listed in the tables under “Executive Compensation” have contributed a combined total of over 50 years of experience with us, during which time some of them have been promoted to increasing levels of responsibility having held different positions with us.

Executive Compensation Determinations and Assessments

     Our compensation committee is responsible for approving the compensation of our named executive officers. Information about the compensation committee and its composition, responsibilities and operations can be found under “Corporate Governance Matters — Compensation Committee.”

     Our goal is to reward the achievement of performance objectives and the assumption of additional responsibilities by our named executive officers. Determinations and assessments of executive compensation primarily are driven by the consideration of:

  information regarding the compensation levels, programs and practices for comparable executive positions at certain similarly-situated companies; and

  company and individual performance, which results in a meaningful portion of the total compensation of each executive officer being at risk based on short- and long-term performance.

     Certain of our executive officers participate in gathering and presenting facts relating to compensation matters as requested by our compensation committee. Our Chief Executive Officer participates in discussions and makes compensation recommendations to our compensation committee with respect to executive officers other than himself, but does not participate in the final determination of his own compensation. In making these recommendations, our Chief Executive Officer evaluates and considers the other executive officers’ performance, scope of responsibilities and accountability for overall company objectives and their compensation in relation to other executive officers. Our compensation committee considers these recommendations, along with each executive officer’s individual performance and overall contribution to our company, in determining the compensation for each of the executive officers.

     In addition, as needed and pursuant to authority under its charter, our compensation committee may periodically retain outside compensation consultants to provide analysis of compensation packages of other companies in order to gauge the competitiveness of our programs. Our compensation committee retained James F. Reda & Associates, LLC as an independent compensation consultant in connection with an evaluation of the compensation arrangements of our named executive officers in 2008. Their analysis of relevant market data based on the compensation of the Chief Executive Officer, Chief Financial Officer, President and Chief Technology Officer was derived from a peer group of comparable companies and from survey data. The peer group consisted of the following 23 companies:

• Acxiom Corporation	• Equifax Inc.	• Polycom, Inc.
• Alliance Data Systems Corporation	• Global Payments Inc.	• Sybase, Inc.
• Blackboard Inc.	• Informatica Corporation	• Sykes Enterprises, Incorporated
• Cbeyond, Inc.	• J2 Global Communications, Inc.	• TIBCO Software Inc.
• ChoicePoint, Inc.	• JDA Software Group, Inc.	• The TriZetto Group, Inc.
• Citrix Systems, Inc.	• Lawson Software, Inc.	• VeriSign, Inc.
• CSG Systems International, Inc.	• NeuStar, Inc.	• West Corporation
• Epicor Software Corporation	• Nuance Communications, Inc.

     This peer group is the same group used in Reda & Associates’ 2008 analysis of our non-employee director compensation arrangements. Reda & Associates selected these companies because they were similarly-situated to us in terms of size and industry, they have executive officer positions that are comparable to ours in terms of breadth and scope of responsibilities, and we compete with them for director and executive talent. The annual revenues for the peer group ranged from approximately $221 million to $2.3 billion. The peer group is not the same group of companies that are part of the S&P Software and Services index we used for purposes of our stock performance graph in our annual report on Form 10-K for the year ended December 31, 2009. As noted in our annual report, we are unaware of any single competitor that provides all of the services that we deliver.

     Our compensation study, which was completed in November 2008, analyzed base salary, target bonus, long-term incentives and total compensation of our named executive officers and concluded the following about the total compensation of all of our named executive officers:

  The total compensation for each of Messrs. Jones and Schrafft fell in the 60th to 65th percentile of the peer group;

  The total compensation for Mr. Guthrie, who was appointed as a named executive officer in June 2008, fell in the 50th percentile of the peer group; and

  While the total compensation for our former Chief Financial Officer, Mr. Havener, was below market for the peer group, our new Chief Financial Officer, Mr. Trine, who we recruited from one of the peer group companies, was at market with the peer group.

     The compensation study also noted that the companies in the peer group provide higher total compensation opportunities than similarly-sized companies in the broader U.S. market, which we believe underscores the highly competitive nature of the industry in which we compete for directors, executives and employees.

     The compensation committee does not set compensation as a specific percentile of the peer group data or apply a specific formula to determine any adjustments to overall or individual executive pay. Instead, the compensation committee considers the results of the compensation study as one of many factors and as a basis for general guidance and comparison in determining compensation for our executive officers.

     Our Chief Executive Officer’s compensation package differs from that of the other named executive officers given his role and responsibilities for the management and strategic direction of our company as a whole, as well as his substantial obligations as the primary voice of our company. In addition, our compensation committee recognizes that he was our founder and has been a contributing factor to our success since our inception.

     Most recently in 2009, our compensation committee again retained Reda & Associates to evaluate an amendment to the employment agreement of our Chief Executive Officer, which we refer to as the “CEO employment agreement review” in this proxy statement. We discuss this amendment to Mr. Jones’ employment agreement in “Individual Employment Agreements.” Reda & Associates updated its analysis relating to our Chief Executive Officer by analyzing the same peer group used in the compensation study, except for TriZetto Group, which is no longer a public company. We refer to this peer group as the “CEO peer group” in this proxy statement. The annual revenues as updated for the CEO peer group ranged from approximately $242 million to $2.2 billion. This updated analysis of the same pay components as in the prior compensation study included a review of 2009 compensation actions and long-term incentive award grant policies given the impact of the economic crisis on stock prices. The CEO employment agreement review concluded the following:

  The total compensation for Mr. Jones fell in the 69th percentile, with his long-term incentive opportunity and mix of equity and cash compensation at market with the CEO peer group;

  The prevalence of employment agreements remained high at over 80% of the CEO peer group companies;

  The CEO peer group companies did not report any changes to the levels of long-term incentive amounts and only three reported changing the mix of such awards; and

  The most prevalent practice in sizing a long-term incentive stock award is to use the market long-term incentive value and divide by the stock price the day before or the day of the award, with none of the CEO peer group companies reporting using an average stock price to size such awards.

Our 2009 Compensation Decisions

     The annual base salaries, target bonus opportunities, perquisites and severance pay arrangements for our named executive officers have not changed since 2008, except that our compensation committee approved the pay package for our new Chief Financial Officer, Mr. Trine, upon his joining our company in February 2009. In addition, other than Mr. Jones’ stock bonus awards and Mr. Trine’s restricted stock award of 100,000 shares of our common stock granted on March 31, 2009 (as provided in each of their respective employment agreements), none of our other named executive officers received any stock grants in 2009.

     As discussed above, our compensation committee retained Reda & Associates in 2009 for the CEO employment agreement review and considered this updated compensation study in approving the amendment to Mr. Jones’ employment agreement in January 2010, including in its decision to reduce the term from five to three years and to provide that a portion of his long-term incentive, or LTI, award be performance-based. This amendment, which is more fully described in “Individual Employment Agreements,” provides for a renewal of his existing agreement for a three-year term and did not change his restrictive covenants or the amounts of his annual base salary, cash and stock bonuses, perquisites or severance arrangement.

Elements of Our Executive Compensation Program

     Our executive compensation program consists primarily of the following integrated components: base salary, incentive bonus awards and long-term equity incentive awards, which together make up an executive officer’s total direct compensation in a given year or performance period. This program is rounded out with perquisites and other executive benefits and severance arrangements. Our compensation committee has chosen these elements of compensation in order to create flexible packages that reflect the long-term interests of our business and can reward both the short-term and long-term performance of our company and the individual executive officer.

Base Salary

     Base salaries are fixed components of each executive officer’s total direct compensation, in contrast to incentive and equity compensation, which is at risk based on performance, continued employment or both. Other elements of our executive compensation, such as incentive bonuses, are determined as a percentage of base salary. In setting base salaries, our compensation committee considers the executive officer’s experience, length of service, scope of responsibility and accountability and his personal contribution to the financial and operational performance of our company. Annual base salaries for Messrs. Jones, Trine, Schrafft, Guthrie and Havener are $900,000; $375,000; $500,000; $400,000 and $250,000. Our compensation committee also considered the compensation study in making salary determinations for 2009 and 2010.

     In response to the impact of the global recession on our business and as part of our efforts to responsibly manage all company discretionary expenditures, in 2009, we froze salaries across all levels of the organization, including the named executive officers. In addition, we have eliminated any automatic base salary increases, as previously provided for in certain of our executive officers’ prior employment agreements. Mr. Jones’ salary has remained unchanged since 2005.

Incentive Bonus Awards

     We design our incentive bonus awards to reward our executive officers for short-term performance and the achievement of strategic results on a quarterly and annual basis. Each executive officer’s annual bonus is at risk based on how well our company and the executive officer perform.

     All of our named executive officers were eligible for incentive cash bonuses in 2009, with 80% of the target bonuses for our executive officers for each calendar year allocated to the achievement of quarterly targets (20% per quarter) and 20% allocated to the achievement of annual targets. Because financial bonus metrics are based upon cumulative rather than stand-alone quarterly targets, we effectively pay 40% of bonuses based on annual targets. In addition, Mr. Jones was also eligible to receive incentive stock bonuses having a value equal to the cash bonuses he earned during 2009 and granted in the form of restricted stock. We believe that Mr. Jones’ performance-based awards provide a material incentive by offering potential increased stock ownership tied directly to performance metrics.

     Target Opportunities. Incentive bonus awards are designed to focus management attention and effort on the attainment of pre-established objective performance goals. Each executive officer is assigned a target award opportunity, expressed as a percentage of base salary, as further described below. Each executive officer’s bonus depends on his performance against performance objectives, which can be 0% for failure to achieve targets or as much as 150% of the target opportunity for superior performance.

     Performance Objectives. Each executive officer’s performance and contribution towards the success of our company is reflected in what each executive officer receives as incentive bonus awards. These awards reflect an assessment of an executive officer’s contribution to our achievement of corporate goals (including certain financial measures), as well as the degree of challenge in the executive officer’s position. Our compensation committee establishes performance objectives each year, generally in January, using pre-determined objective metrics based upon company financial metrics, as well as certain individual strategic objectives depending on each executive officer’s role in our company. The performance objectives are based on our internal operating plan budget each year, as recommended by our executive management to, and approved by, our board. We believe that these objectives adequately motivate executive officers to meet company objectives which, if achieved, will result in value to our shareholders.

     For purposes of bonus calculations, our compensation committee has the discretion to make certain adjustments to targets in determining whether or not we have achieved financial measurements. Certain of these adjustments may include non-GAAP measures (which may differ from comparable or similarly titled measures provided by other companies) that are also used by our board and by management internally as a means of analyzing our current and future financial performance and for identifying trends in our financial condition and results of operations. In addition, our compensation committee retains the discretion to adjust performance criteria in light of non-recurring items or extraordinary corporate events. In 2009, our compensation committee did not exercise such discretion to adjust any performance criteria despite the September 2009 revisions to our financial outlook due to the continuing impact of the global economic downturn, higher unemployment and our lower overall business activity on our financial results.

     Specific performance objectives and the relative weightings varied among our executive officers depending on individual position, priorities and effects on financial results and represent areas where our compensation committee believes that the executive officers should focus their energies to drive growth in our business. We believe that this individual assessment promotes accountability for each executive officer’s performance and helps differentiate our executive compensation based on performance.

     In January 2009, our compensation committee approved the performance criteria for incentive bonus awards for 2009 for Messrs. Jones, Havener, Schrafft and Guthrie, as set forth below. Upon his hiring in February 2009, our compensation committee approved the performance criteria for incentive bonus awards for 2009 for Mr. Trine. In order to better align all of our executive officers’ incentive bonus criteria for 2009, our compensation committee made the following changes to the bonus criteria for all of our named executive officers:

  included shared financial metrics of consolidated revenues and adjusted EBITDA (as defined below) as performance targets;

  based shared financial metrics on constant foreign currency exchange rates; and

  provided an opportunity to achieve greater than 100% of their bonus targets for superior performance, with conformed sliding scales and data between points interpolated on a straight-line basis based upon cumulative rather than stand-alone quarterly targets for the shared financial metrics.

     These changes were based on recommendations made by Reda & Associates as part of the compensation study, which concluded that the shared financial metrics were consistent with the peer groups’ use of revenues and an income measure, such as adjusted EBITDA, as performance metrics and that the sliding scale threshold and maximum performance and payout percentages were competitive practice within the peer group. Executive management has also implemented these changes further down management ranks for certain other officers who are not named executive officers. We believe that including shared metrics and increased bonus opportunity for overachievement in all of our executive officers’ bonus criteria is appropriate because our executive management group needs to operate as a team to achieve our company objectives. In addition, we fund the bonus pool for other eligible employees based upon our achievement of these shared financial metrics.

     Each of our named executive officers may earn between 70% and 150% of his target bonus awards applicable to consolidated revenues and adjusted EBITDA criteria based on a sliding scale for achievement of 90% to greater than or equal to 110% of these bonus criteria. This sliding scale is set forth below, with data between points interpolated on a straight-line basis:

Performance Percentage of Target	Payout Percentage of Bonus Earned
< 90%	0%
90%	70%
95%	85%
100%	100%
105%	125%
110% or greater	150%

     Other performance criteria are not subject to a sliding scale.

     Mr. Jones’ target cash bonus for 2009 was equal to 100% of his annual base salary. He was also eligible for stock bonus awards having a value equal to the cash bonuses earned and issued on the same date that cash bonuses were paid. One-half of the value of such awards issued to Mr. Jones was determined with respect to our consolidated revenues, and one-half of such value was determined with respect to our adjusted EBITDA.

     Mr. Trine’s target bonus for 2009 was 60% of his annual base salary plus an additional $50,000. Twenty percent of the value of such bonus awards was determined with respect to our consolidated revenues, 60% with respect to adjusted EBITDA and 20% with respect to management of days sales outstanding, or DSOs, and days payable outstanding, or DPOs. In addition, Mr. Trine had an additional bonus opportunity of up to $75,000 relating to capital expenditure targets.

     Mr. Schrafft’s target bonus for 2009 was equal to 150% of his annual base salary. One-half of the value of the incentive bonus awards to Mr. Schrafft was determined with respect to our consolidated revenues and 50% of such value was determined with respect to adjusted EBITDA.

     Mr. Guthrie’s target bonus for 2009 was 60% of his annual base salary. Thirty percent of the value of the incentive bonus awards to Mr. Guthrie was determined with respect to our consolidated revenues, 30% with respect to our adjusted EBITDA, 30% with respect to launches of, and enhancements to, our service offerings and improvements to our network infrastructure and 10% with respect to certain financial metrics tied to pricing initiatives, with an additional bonus opportunity up to $75,000 for overachievement of this last criteria. In addition, Mr. Guthrie had an additional bonus opportunity up to $75,000 relating to capital expenditure targets.

     Mr. Havener’s target bonus for 2009 was equal to 50% of his annual base salary. Twenty percent of the value of the incentive bonus awards to Mr. Havener was determined with respect to our consolidated revenues, 40% with respect to our adjusted EBITDA, 10% with respect to management of DSOs and DPOs, 15% with respect to certain margin-related business analytics and 15% with respect to implementation of a unified billing platform. Mr. Havener had an additional bonus opportunity of up to $75,000 relating to capital expenditure targets.

     Our actual 2009 year end results as compared to certain performance objectives from our 2009 internal operating plan budget were as follows (in millions):

Performance Target	2009 Operating Plan (2)	2009 Actual Results (3)	2009 Actual Results at Operating Plan FX Rates (4)
Consolidated revenues	$636.9	$604.2	$587.4
Adjusted EBITDA (1)	150.5	127.0	122.7
Capital expenditures	45.0	41.5	41.5

(1)

Adjusted EBITDA is determined as operating income, as reported, before depreciation, amortization, restructuring costs, asset impairments, net legal settlements and related expenses and acquisition- or divestiture-related costs and excludes equity-based compensation.

(2)	Consolidated revenues and adjusted EBITDA performance targets are based on constant foreign currency exchange rates as set forth in the 2009 operating plan.

(3)	2009 actual results include continuing and discontinued operations.

(4)

2009 actual results are calculated for bonus purposes using the foreign currency exchange rates as set forth in the 2009 operating plan in order to more accurately measure performance against pre-established targets.

     We do not publicly disclose specific quarterly or annual operating objectives, which are based on our confidential, internal operating plan for the fiscal year. Historically, we have not provided public financial guidance on a quarterly basis and only provide annual ranges for revenues and earnings. We are not disclosing the specific quarterly or annual performance targets for the other goals discussed above because we believe such disclosure would cause us competitive harm by providing competitors and other third parties with insights into our targeted financial metrics and planning process that may indicate the priority we place on certain initiatives. We believe that competitors could use this information in devising their own market and growth strategies in attempts to compete more successfully with us.

     The performance targets are intended to be realistic and reasonable, but challenging, in order to drive sustainable growth and performance and are generally set at amounts to show improvement over the prior years. Overall, we believe that our incentive bonus awards require strong performance in order to achieve target compensation and that our executive officer’s relative pay appears to be aligned with relative performance. Historical achievement demonstrates the degree of difficulty to achieve a target bonus.

     In 2009, Messrs. Jones, Schrafft, Trine and Guthrie achieved approximately 38%, 38%, 42% and 63%, respectively, of their possible maximum incentive cash and stock bonus award payouts and achieved approximately 57%, 57%, 51% and 69%, respectively, of their target incentive cash and stock bonus award payouts, without regard to the additional bonus opportunities for Messrs. Trine and Guthrie noted below. For Mr. Trine, these amounts represent his pro-rated bonus since his hire date in February 2009. None of the executive officers achieved 100% of the consolidated revenues targets, and all of the executive officers failed to achieve the minimum adjusted EBITDA targets for the second half of 2009. Mr. Guthrie did not achieve 100% of his targets relating to launches of, and enhancements to, our service offerings and improvements to our network infrastructure. Messrs. Trine and Guthrie overachieved their additional annual bonus opportunities relating to capital expenditure targets, resulting in each of them receiving an additional $50,000 bonus payout. Mr. Guthrie also overachieved his additional annual bonus opportunity relating to certain financial metrics tied to pricing initiatives, resulting in his receiving an additional $75,000 bonus payout.

     In 2008, Messrs. Jones, Havener, Schrafft and Guthrie achieved approximately 62%, 55%, 56% and 63%, respectively, of their possible maximum incentive cash and stock bonus award payouts and achieved approximately 93%, 69%, 84% and 85%, respectively, of their target incentive cash and stock bonus award payouts, which for Mr. Guthrie represents his bonuses for the time he was a named executive officer. Mr. Jones achieved over 100% of the consolidated revenues target in 2008, but did not achieve 100% of the adjusted EBITDA target. Messrs. Havener, Schrafft and Guthrie did not achieve 100% of the adjusted EBITDA targets, and each of their bonuses in 2008 was reduced in certain periods for failure to achieve criteria relating to our free cash flow.

     In 2007, Mr. Jones achieved approximately 77% and 115%, respectively, of his possible maximum and target incentive cash and stock bonus award payouts. Messrs. Havener and Schrafft achieved approximately 74% and 66%, respectively, of their possible maximum and target incentive cash and stock bonus award payouts in 2007. Mr. Jones achieved over 100% of both of his performance targets in 2007, but did not achieve his maximum accelerators. Messrs. Havener and Schrafft achieved all of their performance targets in 2007, except that Mr. Schrafft failed to achieve his targets with respect to revenue growth in certain of our new solution sets. Each of Messrs. Havener’s and Schrafft’s bonuses was reduced in certain periods for failure to achieve criteria relating to our free cash flow, DSO reduction and capital expenditures.

     None of our executive officers have achieved 100% of their target incentive bonus awards in the past two years, and our executive officers also achieved less of their target incentive bonuses in 2009 as compared to 2008.

     The Grants of Plan-Based Awards in Fiscal Year 2009 table shows the threshold, target and maximum incentive bonus awards that each of our named executive officers was eligible to receive in 2009. Their actual incentive cash bonus awards earned in 2009 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Long-Term Equity Incentive Awards

     We believe that long-term equity incentive awards reward and assist with the retention of company leaders. By aligning financial rewards with the economic interests of our shareholders, leaders are encouraged to be proactive and forward-looking in meeting challenges in our competitive business and in working toward achieving our long-term strategic objectives. We believe that long-term equity incentive awards serve as an important compensation link between an executive officer’s decision making and the long-term outcomes of his or her decisions. In order to foster this perspective, we currently use restricted stock awards as our primary long-term equity vehicle for our named executive officers.

     We do not allow our directors, named executive officers or other designated personnel to engage in short sales of our securities, transactions in puts, calls or other derivative securities involving our stock, and we prohibit them from holding our securities in a margin account or pledging our securities as collateral for a loan, except to us.

     During 2004, we shifted the mix of equity awards we granted to all employees and increased the emphasis on awards of restricted stock rather than stock options. The plans under which we can grant stock options do not allow us to reprice such options without the approval of our shareholders. Unlike stock options, which only have value when our stock price increases, both increases and decreases in stock price impact the value of restricted stock, which provides a level of incentive even during periods of general market or industry stagnation or declines, when our stock price may be impacted by such conditions or when favorable company performance may not be reflected in our stock price. Restricted stock awards encourage executive officers to manage our company from the perspective of an owner with a continuing equity stake in our business. Award recommendations are made on the basis of an executive officer’s level of responsibility, contribution and value to the overall management of our company. Our restricted stock grants to executive officers, other than the stock portion of Mr. Jones’ annual incentive bonus award, vest over multi-year periods (generally three or five years).

     We did not grant any time-vested stock awards to our named executive officers in 2009, other than the grant of 100,000 shares of restricted stock to Mr. Trine on March 31, 2009 in connection with his joining our Company. These shares vest over three years on a back-loaded vesting schedule, with 50% vesting on the third anniversary of the grant date.

Allocation of Total Direct Compensation

     Just as our shareholders put their money at risk when they invest in our company, we believe that a significant portion of our executive compensation should be at risk if either pre-established performance goals are not met or the executive officer does not remain employed with us. We strive to achieve an appropriate mix between cash and equity awards and more heavily weigh our executive compensation toward incentive and equity compensation. As an executive becomes more senior and assumes a greater scope of responsibility, we believe that the percentage of compensation based on bonus and equity incentive awards should increase because they then have a greater ability to influence our results. For purposes of the following calculations, we determine an annualized value for equity awards using the grant date fair market value on a straight-line basis over the applicable vesting period. For example, in 2009, approximately 23% of Mr. Jones’ total compensation was fixed in the form of base salary and approximately 74% was at risk in the form of incentive bonus awards and long-term equity awards. Our other named executive officers, excluding Mr. Havener, had a similar weighting of fixed and at-risk and equity compensation for 2009, with an average of approximately 31% fixed in base salary. We believe that a mix of service and performance-based at-risk and equity compensation provides a reasonable balance to promote executive officer retention and financial performance goals.

     Another way in which we seek to align the interests of our executive officers with our shareholders is to pay a significant portion of their compensation in equity awards. For example, in 2009, approximately 61% of Mr. Jones’ total compensation, and an average of approximately 45% of our other current named executive officer’s total compensation, excluding Mr. Havener, was in the form of equity in our company.

Perquisites and Other Executive Benefits

     We provide our named executive officers with various retirement savings, health and welfare and other broad-based employee benefits generally available to all of our employees. We maintain a broad-based qualified 401(k) defined contribution plan in which our named executive officers are eligible to participate, along with a substantial majority of our employees. Historically, we provided a discretionary match up to 3% of our employees’ contributions, which vests according to a schedule based on length of service. After the first quarter of 2009, however, we suspended this match indefinitely as part of our initiatives to evaluate our cost structure. We do not offer other broad-based retirement programs to our executive officers or employees.

     We also offer certain perquisites to our named executive officers to ensure competitiveness at the senior leadership level and in order to minimize distractions from, and allow our executive officers to devote additional time to, our company initiatives. We generally provide our executive officers with some or all of the following perquisites:

  life insurance premiums;

  supplemental disability premiums;

  professional fees associated with tax and estate planning and tax preparation;

  club membership dues;

  auto allowance;

  home office costs;

  work place secured parking;

  mobile phone; and

  family travel for our annual sales incentive trip.

     The additional life and supplemental disability insurance benefits are designed to provide our executive officers with enhanced benefits greater than the life and disability benefits available under our broad-based health and welfare benefits that we offer to all employees due to the benefit limitations within these programs. Home office costs include expenses associated with establishing and maintaining a home office, such as computers, printers and fax machines, which enable our executive officers to conduct business outside of normal working hours. On certain occasions, a named executive officer’s spouse or other family member may accompany him while traveling on business on a charter flight when such family member is invited to attend an event or for an appropriate business purpose or if the aircraft is already flying to a destination for business purposes. In each of those instances in 2009, the additional incremental costs as a result of family members accompanying such officers was considered to be de minimis and, as a result, we do not include such amounts in the Summary Compensation Table in this proxy statement. In addition, each year we hold a company sales incentive trip to award the top achievers in our sales and service organization. If they so choose, all participants may be accompanied by their spouse or a guest and their children. In 2009, three of our named executive officers who made the trip were also accompanied by their spouse or guest and/or children, for whom we paid the cost of the trip. For information on the incremental cost of these perquisites and other personal benefits to our company, see footnote 8 to the Summary Compensation Table.

Severance Pay Arrangements

     In order to attract and retain highly-qualified executive officers, employment agreements or employment letters with our executive officers contain specified severance benefits under certain conditions and provisions upon a change in control of the company. We believe that our severance arrangements, including the conditions under which such benefits are triggered and the amount of such benefits, are comparable to those provided by similar companies and are designed to be competitive with market practices. Termination, severance payments and benefits and change in control provisions for our named executive officers are described under “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Considerations

Tax Considerations

     Section 162(m) of the tax code places a limit of $1.0 million on the amount of compensation that we may deduct in any one year with respect to any one of our named executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. While our compensation committee generally seeks to maximize the deductibility of compensation to our executive officers, to maintain flexibility in compensating our executive officers, our compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when it believes that such payments are appropriate. Accordingly, certain components of our executive compensation program are designed to be qualifying performance-based compensation under Section 162(m), while others may not be.

Equity Grant Practices

     We do not seek to time the grant of stock awards to take advantage of the release of material non-public information. Our company’s general practices provide that, for our executive officers, the price of the stock award grant will be the closing price of our common stock on the date of the approval of the award by our compensation committee. For our employees who are not executive officers, stock awards are granted on the last day of each fiscal quarter using the closing price on the grant date or on the last trading day prior to the grant date if the grant date falls on a non-trading day, as approved by our Chief Executive Officer pursuant to delegated authority and ratified by our compensation committee. Board and committee meetings to approve stock awards are generally scheduled a year in advance. We may make grants on other dates, but strive to avoid “off cycle” grants to the extent possible.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers, which we refer to as our “named executive officers” in this proxy statement, who served as executive officers as of December 31, 2009, as well as Michael E. Havener, who served as one of our executive officers until March 2, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)(5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total ($)
Boland T. Jones	2009	900,000	—	513,900	513,900	117,629	2,045,429
Chief Executive Officer	2008	900,000	—	832,500	832,500	101,251	2,666,251
and Chairman of the Board	2007	900,000	—	1,035,000	1,035,000	107,859	3,077,859

David E. Trine	2009	320,192	50,000	882,000	175,261	—	1,427,453
Executive Vice President,
Finance and Chief Financial
Officer (1)

Theodore P. Schrafft	2009	500,000	—	—	428,250	34,773	963,023
President	2008	496,154	—	—	630,000	31,113	1,157,267
	2007	450,000	31,500	1,265,000	298,530	33,417	2,078,447

David M. Guthrie	2009	400,000	—	—	289,496	13,673	703,169
Chief Technology	2008	375,000	—	—	200,700	—	575,700
Officer

Michael E. Havener	2009	250,000	—	—	124,560	—	374,560
Former Chief Financial	2008	250,000	—	—	86,250	—	336,250
Officer (1)	2007	200,000	10,000	891,000	73,500	—	1,174,500

(1)

Mr. Havener continues to serve as our Senior Vice President, Corporate Finance and Treasurer following the appointment of Mr. Trine as our Executive Vice President, Finance and Chief Financial Officer in February and March 2009, respectively.

(2)

Reflects salary amounts paid in 2009, 2008 and 2007 pursuant to each named executive officer’s employment agreement or employment letter with us. For 2009, Mr. Trine’s annual base salary is prorated from his February 19, 2009 start date.

For 2008, Mr. Schrafft’s base salary was $450,000 from January 1 to January 27 and was $500,000 from January 28, 2008 to December 31, 2008. For 2008, Mr. Guthrie’s base salary was $350,000 from January 1, 2008 to June 29, 2008 and was $400,000 from June 30, 2008 to December 31, 2008.

(3)

For 2009, amounts reflect Mr. Trine’s $50,000 signing bonus. For 2007, amounts reflect discretionary bonuses approved by our compensation committee for Messrs. Schrafft and Havener to take into account the deduction of non-recurring items from targets not anticipated at the time the original 2007 incentive bonus criteria were established.

(4)

Amounts shown reflect the aggregate fair value of the awards on the date they were granted, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant. The values reflected for 2008 and 2007 are different than previously disclosed because these values represent the fair value of stock awards as of the grant date rather than the expense related to equity awards for financial statement reporting purposes in accordance with SFAS No. 123(R). The amounts reported also include certain de minimis amounts (less than $20) that were paid in cash in lieu of fractional shares from the restricted stock bonus awards earned in 2009, 2008 and 2007.

(5)

Includes time-vested restricted stock awards for all named executive officers granted in 2009, 2008 and 2007 and quarterly and annual incentive stock bonus awards for Mr. Jones granted during 2009, 2008 and 2007. For Mr. Jones, includes the 2009, 2008 and 2007 fourth quarter and annual incentive stock bonus awards which were granted the first quarter of 2010, 2009 and 2008, respectively, on the same date that cash bonuses were paid by us to all of our eligible employees. The 2009 incentive bonus criteria under which the restricted stock awards were made are described under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Incentive Bonus Awards.” All stock options were granted prior to 2006. Accordingly, no grant date fair values for option awards are reported in the Summary Compensation Table.

(6)

Amounts include quarterly and annual incentive cash bonus awards earned and paid in 2009, 2008 and 2007, except for fourth quarter and annual incentive cash bonus awards, which were earned in the prior year but paid in the first quarter of the following year. The 2009 incentive bonus criteria under which the incentive cash bonus awards were made are described under “Elements of Our Executive Compensation Program — Incentive Bonus Awards.” For 2009, Mr. Trine earned a prorated portion of his first quarter 2009 cash bonus award.

(7)	“All Other Compensation” for 2009 for the named executive officers includes the following:

  For Mr. Jones, (i) various perquisites and benefits, including approximately $26,000 in professional fees associated with tax and estate planning and the preparation of tax returns, supplemental disability premiums, club membership dues, auto allowance, home office costs, work place secured parking, mobile phone, family travel for our annual sales incentive trip; (ii) $30,000 in life insurance premiums; and (iii) company matching contributions to our 401(k) plan.

  For Mr. Schrafft, (i) various perquisites and benefits, including supplemental disability premiums, auto allowance, home office costs, work place secured parking, family travel for our annual sales incentive trip; (ii) life insurance premiums; and (iii) company matching contributions to our 401(k) plan.

  For Mr. Guthrie, (i) various perquisites and benefits, including work place secured parking, mobile phone, family travel for our annual sales incentive trip; and (ii) company matching contributions to our 401(k) plan.

  For Mr. Trine, the aggregate incremental cost of his perquisites was less than $10,000.

  For Mr. Havener, the aggregate incremental cost of his perquisites was less than $10,000.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2009

Name	Grant Date (1)	Compensation Committee Approval Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Boland T. Jones	5/1/09	1/21/09	—	180,000	270,000	—	16,981	25,471	—	161,100	(5)
	8/7/09	1/21/09	—	180,000	270,000	—	18,274	27,411	—	142,200	(5)
	10/30/09	1/21/09	—	180,000	270,000	—	24,096	36,144	—	73,800	(5)
	3/5/10	1/21/09	—	360,000	540,000	—	45,627	68,441	—	136,800	(5)

David E. Trine		2/18/09	—	25,685	35,959	—	—	—	—	—
		2/18/09	—	55,000	77,000	—	—	—	—	—
		2/18/09	—	55,000	77,000	—	—	—	—	—
		2/18/09	—	110,000	229,000	—	—	—	—	—
	3/31/09	3/30/09	—	—	—	—	—	—	100,000	882,000

Theodore P. Schrafft		1/21/09	—	150,000	225,000	—	—	—	—	—
		1/21/09	—	150,000	225,000	—	—	—	—	—
		1/21/09	—	150,000	225,000	—	—	—	—	—
		1/21/09	—	300,000	450,000	—	—	—	—	—

David M. Guthrie		1/21/09	—	48,000	62,400	—	—	—	—	—
		1/21/09	—	48,000	62,400	—	—	—	—	—
		1/21/09	—	48,000	62,400	—	—	—	—	—
		1/21/09	—	96,000	274,800	—	—	—	—	—

Michael E. Havener		1/21/09	—	25,000	32,500	—	—	—	—	—
		1/21/09	—	25,000	32,500	—	—	—	—	—
		1/21/09	—	25,000	32,500	—	—	—	—	—
		1/21/09	—	50,000	140,000	—	—	—	—	—

(1)

Our compensation committee approved the 2009 incentive bonus criteria subject to achievement of performance targets as described under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Incentive Bonus Awards” for quarterly and annual incentive cash bonus awards on January 21, 2009 for Messrs. Jones, Schrafft, Guthrie and Havener and on February 18, 2009 for Mr. Trine, who joined our company the following day on February 19, 2009, for the remainder of the year. If earned, the cash bonus amounts were paid and stock bonus awards were granted, in the case of Mr. Jones, on the date of the first payroll following each of our earnings releases (which are the same dates that cash bonuses were paid by us to all eligible employees), with the stock bonus awards vesting the next business day, subject to 18-month holding period restrictions. Messrs. Trine, Schrafft, Guthrie and Havener were not eligible for stock bonus awards during 2009. Mr. Havener stepped down as our Chief Financial Officer effective March 3, 2009. Our compensation committee approved Mr. Trine restricted stock award of 100,000 shares of our common stock on March 30, 2009, which were granted on March 31, 2009.

(2)

Reflects our named executive officers’ opportunities to earn incentive bonus awards. 2009 incentive bonus criteria were set and incentive bonuses were earned during 2009, even though the fourth quarter and annual incentive cash bonuses were paid, and the stock bonus awards were issued, in the case of Mr. Jones, in the first quarter of 2010. Because these awards are quarterly or annual and are all earned in 2009, the actual incentive cash bonus amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. None of our named executive officers were guaranteed any bonus, and each of our named executive officers could have earned an amount less than or greater than his target bonus awards applicable to consolidated revenues and adjusted EBITDA criteria based on the sliding scale discussed above. For example, each of our named executive officers must achieve at least 90% performance to receive any payout and could have earned between 70% and 150% of his target bonus awards applicable to these shared financial metrics based on the sliding scale achievement of 90% to greater than or equal to 110% of these metrics. Mr. Trine’s bonus amount for the first quarter of 2009 is prorated from his February 19, 2009 start date. Messrs. Trine and Guthrie each had additional annual bonus opportunities, the overachievement of which could have resulted in a bonus payment of up to $75,000 and $150,000, respectively. Information regarding the incentive bonus criteria and a general description of the formula used to calculate these incentive awards is described under “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Incentive Bonus Awards.”

(3)

For Mr. Jones, reflects the opportunity to earn incentive stock bonuses. Shares issued as incentive stock bonuses were granted under our 2004 plan. The number of shares granted was determined by dividing the dollar amount of the relevant cash bonus by the per share closing price of our common stock on the date of grant, with fractional shares paid in cash. These shares vest on the next business day after grant and are subject to an 18-month holding period restriction.

(4)

Grant date fair values of stock awards are calculated according to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Certain de minimis amounts (less than $20) were paid in cash in lieu of fractional shares.

(5)

Holding period restrictions expire November 1, 2010, February 7, 2011, April 30, 2011 and September 5, 2011 for each of Mr. Jones’ respective restricted stock awards, which were granted on May 1, 2009, August 7, 2009, October 30, 2009 and March 5, 2010, respectively.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (6)
Boland T. Jones	—		—

David E. Trine	100,000	(1)	825,000

Theodore P. Schrafft	15,000	(2)	123,750
	50,000	(3)	412,500

David M. Guthrie	6,250	(2)	51,563
	20,000	(4)	165,000
	50,000	(3)	412,500

Michael E. Havener	30,000	(5)	247,500

(1)	Shares of restricted stock vest in installments of 25,000, 25,000 and 50,000 shares on each of March 31, 2010, March 31, 2011 and March 31, 2012, respectively.

(2)	Shares of restricted stock vested March 31, 2010.

(3)	Shares of restricted stock vest on September 30, 2010.

(4)	Shares of restricted stock vest on June 30, 2010.

(5)	Shares of restricted stock vest on December 31, 2010.

(6)	Calculated using the closing price of our common stock on December 31, 2009 of $8.25.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2009

	Stock Awards(9)
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Boland T. Jones	79,345	(1) (2)	716,385
	180,015	(3)	1,630,021

David E. Trine	—		—

Theodore P. Schrafft	60,000	(4)	543,300
	25,000	(5)	207,750

David M. Guthrie	25,000	(6)	226,376
	45,000	(7)	424,550

Michael E. Havener	35,000	(8)	301,950

(1)

Shares are also reported under the Grants of Plan-Based Awards in Fiscal Year 2009 table, except for the fourth quarter and annual stock bonus awards for Mr. Jones which are earned in the fourth quarter of each year but are not granted until the first quarter of the following year.

(2)

Represents the aggregate stock bonus awards for the fourth quarter and annual 2008 grant, which were granted in the first quarter of 2009 and the first three quarterly issuances in 2009. An aggregate of 33,680 shares were withheld to pay the tax liability upon vesting. An aggregate of 45,665 net shares were issued, which had a net realized value of $412,296. Shares vested the next business day after date of grant and are subject to 18-month holding period restrictions from date of grant.

(3)

Represents time-vested restricted stock awards that were granted prior to 2009 and vested on the last day of each calendar quarter in 2009. An aggregate of 76,412 shares were withheld to pay the tax liability upon vesting. An aggregate of 103,603 net shares were issued, which had a net realized value of $938,115.

(4)

Represents a time-vested restricted stock award, which was granted prior to 2009 and vested on the last day of each calendar quarter in 2009. An aggregate of 25,468 shares were withheld to pay the tax liability upon vesting. An aggregate of 34,532 net shares were issued, which had a net realized value of $312,687.

(5)

Represents a time-vested restricted stock award, which was granted prior to 2009 and vested on September 30, 2009. 10,612 shares were withheld to pay the tax liability upon vesting. 14,388 net shares were issued, which had a net realized value of $119,564.

(6)

Represents a time-vested restricted stock award, which was granted prior to 2009 and vested on the last day of each calendar quarter in 2009. An aggregate of 8,112 shares were withheld to pay the tax liability upon vesting. An aggregate of 16,888 net shares were issued, which had a net realized value of $152,921.

(7)

Represents time-vested restricted stock awards, which were granted prior to 2009 and of which 20,000 shares vested on June 30, 2009 and 25,000 shares vested September 30, 2009. An aggregate of 14,602 shares were withheld to pay the tax liability upon vesting. An aggregate of 30,398 net shares were issued, which had a net realized value of $286,787.

(8)

Represents time-vested restricted stock awards, which were granted prior to 2009 and of which 15,000 shares vested on July 28, 2009 and 20,000 shares vested on December 31, 2009. An aggregate of 14,857 shares were withheld to pay the tax liability upon vesting. An aggregate of 20,143 net shares were issued, which had a net realized value of $173,777.

(9)	Value realized represents the fair market value of the underlying shares on the vesting dates multiplied by the number of shares vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     We have entered into employment agreements with each of our named executive officers that provide for severance payments or benefits upon termination of employment and change of control.

Voluntary Termination

     A named executive officer is not entitled to receive any severance payment or benefits upon his voluntary decision to terminate employment with us. The executive officer would be entitled to receive a pro-rata portion of his base salary for the year in which termination occurs and any earned and accrued bonus compensation, as applicable.

Termination with or without Cause

     A named executive officer is not entitled to receive any severance payment or benefits upon termination for cause. The executive officer would be entitled to receive a pro rata portion of his base salary for the year in which termination occurs and any earned and accrued bonus compensation, as applicable. A named executive officer is entitled to receive severance payments and certain benefits upon termination by us without cause before and after a change in control, as provided in each executive officer’s employment agreement.

     Termination for cause generally includes:

  the willful and continued failure of an executive to substantially perform his duties;

  the willful engaging by an executive in illegal conduct or gross misconduct, which has, or reasonably may be expected to have, a substantial, adverse effect upon us; and

  with respect to each of the named executive officers other than Mr. Jones, (i) the executive’s violation of any written company policy; (ii) the executive’s indictment, conviction or entry of a plea of guilty or nolo contendere for the commission or perpetration of any felony or any crime involving dishonesty, embezzlement, theft, moral turpitude or fraud; or (iii) the breach of any material term in his employment agreement.

Termination for Good Reason

     Our named executive officers are entitled to receive severance payments and certain benefits upon termination for good reason by the executive officer before or after a change in control, per each executive officer’s employment agreement. Only Mr. Jones is entitled to severance for termination for good reason before a change in control pursuant to his employment agreement. Messrs. Schrafft’s, Trine’s and Guthrie’s employment agreements provide for severance benefits upon termination for good reason only within 24 months after a change in control. Mr. Havener’s employment agreement does not contain a good reason trigger. Termination for good reason requires prior written notice by an executive officer.

     Termination for good reason generally includes:

  the assignment to the executive of any duties inconsistent with the executive’s position, authority, duties or responsibilities with us or any other action by us that results in a diminution in such position, authority, duties or responsibilities;

  a material reduction in the executives’ base salary or, with respect to each of Messrs. Jones and Schrafft, his bonus opportunity;

  a material breach by us of any of the provisions in an executive’s employment agreement; or

  requiring the executive to be based at any office or location other than at specified company office locations.

Change in Control

     The employment agreements with each of our named executive officers contain change in control provisions whereby certain severance payments and benefits would be triggered upon the occurrence of a change in control of the company. When evaluating a potential change in control, our named executive officers face possible loss of employment and previously granted unvested restricted stock awards. We believe that providing change in control benefits should eliminate, or at least reduce, the reluctance of these officers to pursue potential change in control transactions that may be in the best interests of our shareholders by providing them with a measure of financial protection. In December 2007, December 2008 and January 2010, our compensation committee approved amendments to each named executive officer’s employment agreement or letter for the purpose of bringing such agreements into documentary compliance with Section 409A of the tax code. These amendments provide that any severance payable before or after a change in control will be paid in a lump sum within 75 days following the effective date of termination. Mr. Jones is also entitled to additional gross-up payments for any excise tax that may be imposed in connection with a change in control. In addition, in January 2010, we amended the employment agreements with each of our named executive officers to revise the definition of a change in control from “approval by the shareholders” to “consummation” of a transaction to ensure that executives will not receive severance payments or acceleration of stock awards without an actual change in control occurring, which we believe is better aligned with corporate governance best practices.

     The change in control severance provisions in the employment agreements of our named executive officers require a double trigger, which means that both a change in control and an involuntary loss of employment must occur. Messrs. Schrafft, Trine and Guthrie may terminate their employment for good reason only within 24 months after a change in control. With respect to each of our named executive officers, if in contemplation of, or within 24 months after, a change in control, a named executive officer’s employment is terminated by us or our successor for failure to renew his agreement, certain severance payments would be triggered. In addition, all named executive officers unvested stock options and restricted stock will fully vest upon a change in control.

     A change in control of the company generally includes the occurrence of any of the following events:

  the acquisition of 50% or more of our voting securities;

  the members of our board of directors ceasing to constitute at least 60% of our board;

  a merger, consolidation or reorganization involving the company;

  a complete liquidation or dissolution of the company; or

  the sale or other disposition of all or substantially all of our assets.

     The following table describes the potential payments and benefits to which each of our named executive officers would be entitled upon a change in control, or upon termination of employment either before or after a change in control or by reason of death or disability. The values assume the change in control or termination of employment was effective as of December 31, 2009. A discussion of termination of employment and change of control provisions contained in employment agreements or letters with each of our named executive officers is set forth in “Executive Compensation — Individual Employment Agreements.” The amounts in the table exclude distributions under our 401(k) plan that is generally available to all salaried employees. The amounts in the table also exclude the value of equity awards that were vested by their terms on December 31, 2009.

Name	Benefit	Termination without Cause or for Good Reason before a Change in Control		Termination without Cause or for Good Reason after a Change in Control		Change in Control (Absent Termination of Employment)	Disability		Death
Boland T. Jones (6)	Salary(1)	$2,691,000		$2,691,000		—	$1,125,000	(4)	—
	Bonus(1)	6,189,300		6,189,300		—	—		—
	Acceleration of
	equity awards (2)	—		—		—	—		—
	Health and
	welfare benefits
	continuation (3)	114,446		114,446		—	—		5,000	(4)
	Life insurance	45,000		45,000		—	—		—
	Excise tax gross-up	—	(5)	—	(5)	—	—		—

	Total	$9,039,746		$9,039,746			$1,125,000		$5,000

Name	Benefit	Termination without Cause before a Change in Control	Termination without Cause or for Good Reason after a Change in Control (7)	Change in Control (Absent Termination of Employment)	Death or Disability
David E. Trine	Salary(1)	$750,000	$750,000	—	—
	Bonus(1)	88,720	88,720	—	—
	Acceleration of
	equity awards (2)	206,250	825,000	$825,000	$825,000
	Health and
	welfare benefits
	continuation (3)	32,677	32,677	—	—

	Total	$1,077,647	$1,696,397	$825,000	$825,000

Theodore P. Schrafft	Salary(1)	$1,000,000	$1,000,000	—	—
	Bonus(1)	114,000	114,000	—	—
	Acceleration of
	equity awards (2)	536,250	536,250	$536,250	$536,250
	Health and
	welfare benefits
	continuation (3)	32,677	32,677	—	—

	Total	$1,682,927	$1,682,927	$536,250	$536,250

David M. Guthrie	Salary(1)	$800,000	$800,000	—	—
	Bonus(1)	178,088	178,088	—	—
	Acceleration of
	equity awards (2)	629,063	629,063	$629,063	$629,063
	Health and
	welfare benefits
	continuation (3)	31,566	31,566	—	—

	Total	$1,638,717	$1,638,717	$629,063	$629,063

Name	Benefit	Termination without Cause before a Change in Control	Termination without Cause or for Good Reason after a Change in Control (7)	Change in Control (Absent Termination of Employment)	Death or Disability
Michael E. Havener	Salary (1)	$250,000	$250,000	—	—
	Bonus	—	—	—	—
	Acceleration of
	equity awards (2)	$$247,500	$247,500	$247,500	$247,500
	Health and
	welfare benefits continuation	—	—	—	—

	Total	$$497,500	$497,500	$247,500	$247,500

(1)	See “Individual Employment Agreements” for a description of these severance benefits.

(2)

All named executive officers’ equity awards fully vest upon a change in control of the company and upon death or disability. All of Mr. Jones’ time-vested equity awards also fully vest upon a termination without cause or for good reason prior to a change in control. The next tranche of equity awards vest upon a termination without cause for Messrs. Trine, Schrafft and Guthrie. The dollar value is based on the $8.25 closing price of our common stock on December 31, 2009.

(3)

Health and welfare benefits continuation amounts are based upon the type of insurance we carried on each applicable named executive officer valued at the premium in effect on January 1, 2010. For Messrs. Trine, Schrafft and Guthrie, these amounts reflect the cost of COBRA coverage.

(4)

Mr. Jones’ maximum disability benefit equals 100% of his base salary payable for the first year, then 50% of his base salary for the next six months. Mr. Jones’ employment agreement also provides for a $5,000 death benefit.

(5)

Based on certain assumptions, including assumptions regarding the stock price of our common stock and adjusted federal rates, we do not believe that an excise tax would be imposed on severance payments to Mr. Jones using a December 31, 2009 termination date.

(6)

The potential benefits for Mr. Jones reflecting the January 2010 amendment to his employment agreement and LTI grant would be $12,810,166 for termination without cause or for good reason before a change in control; $14,666,416 for termination without cause or for good reason after a change in control; $5,568,750 upon a change in control absent a termination of employment; $6,693,750 due to disability; and $5,573,750 due to death.

(7)	Not applicable for Mr. Havener in the event of a termination for good reason.

Individual Employment Agreements

Boland T. Jones

     On January 13, 2010, we entered into an amendment to Mr. Jones’ employment agreement. The amendment to his employment agreement provides for a renewal of his existing agreement for a three-year term and did not change his restrictive covenants or the amounts of his annual base salary, cash and stock bonuses, perquisites or severance arrangement. The initial term of Mr. Jones’ previous employment agreement entered into with us in 2005 expired on January 1, 2010 and had automatically renewed for an additional one-year term. The last vest date on his previously issued restricted stock award granted in 2005 in connection with entering that agreement was December 31, 2009. In approving the amendment, our compensation committee determined, based in part on the CEO employment agreement review, to reduce the term of Mr. Jones’ agreement from five years to three years and to provide that a portion of his LTI award be performance-based. Our compensation committee determined the total number of LTI shares (rounded for administrative convenience) to grant Mr. Jones in order to replicate the annual dollar value of the restricted stock award granted to him in 2005 in connection with the last renewal of his employment agreement, or approximately $1.85 million per year, which the CEO employment agreement review concluded was at market.

     As amended, the current term of Mr. Jones’ employment agreement expires on January 1, 2013. Thereafter, it renews automatically for successive one-year periods unless either party elects not to renew at least 30 days prior to expiration of the term. If we terminate his employment for any reason other than cause, death, disability or if he resigns for good reason, either before or after a change in control, Mr. Jones will be entitled to severance compensation equal to 2.99 times the greater of (1) the sum of his annual base salary in effect at the date of his termination plus 200% of his target cash bonus for the year in which his termination occurs or (2) the sum of the highest annual base salary plus 200% of the highest cash bonus paid to him for any of the three calendar years prior to the date of termination. This severance amount will be payable in a lump sum within 75 days following the effective date of his termination. If, in contemplation of, or during the 24-month period following, a change in control, we or our successor terminates Mr. Jones by failing to renew his agreement, he will be entitled to severance compensation as if his employment was terminated without cause and his severance amount will be payable in a lump sum within 75 days following the effective date of termination. In addition, upon termination of Mr. Jones’ employment without cause or for good reason, or in the event that we fail to renew the term of his employment agreement, he will continue to participate in any of our dental, disability, life, or similar programs in which he participated immediately prior to termination for the longer of 18 months or the remaining term of his agreement as if such termination had not occurred. This benefit would include the continuation of a $3.0 million life insurance policy on Mr. Jones. Mr. Jones also will continue to participate in any of our medical or health plans and programs in which he participated immediately prior to such termination for a period of 60 months after the date of termination without cause or for good reason, or for a period of 24 months following the termination of his employment agreement due to our failure to renew its term. In addition, Mr. Jones is entitled to receive a gross-up payment in the event any payments or benefits to which he may be entitled are treated as “excess parachute payments” and are subject to excise taxes under Section 4999 of the tax code.

     Mr. Jones’ employment agreement provides that he will not compete with the company, solicit any of our employees or customers or disclose confidential information during the term of his employment and for one year thereafter.

     In connection with the execution of the amendment, we issued to Mr. Jones 675,000 shares of our restricted common stock, two-thirds of which will vest based on time and one-third of which will vest based on performance, as a LTI issued under our 2004 plan, pursuant to two restricted stock agreements.

     Pursuant to this provision, on January 13, 2010, we granted to Mr. Jones 450,000 shares of restricted stock, two-thirds of the LTI, which will vest in 12 equal quarterly installments of 37,500 shares beginning on March 31, 2010, provided that Mr. Jones is then still employed by us or any of our affiliates. In the event of the termination of Mr. Jones’ employment by reason of his death or disability, by us without cause, or by him for good reason, the vesting of such restricted stock will accelerate in full. In addition, such restricted stock will vest in full upon a change of control of the company.

     Also pursuant to this provision, we granted to Mr. Jones 225,000 shares of restricted stock, one-third of the LTI, which will vest in three equal annual installments of 75,000 shares for each of fiscal years 2010, 2011 and 2012 on the business day following the date on which we pay any fourth quarter and annual stock bonus for the applicable year based upon achievement of specified revenue and adjusted EBITDA performance targets. Any of these shares that do not vest upon the determination of the achievement of specified performance targets in 2010 and 2011 may vest based upon the overachievement of the performance targets in a subsequent year on the business day following the date on which we pay any fourth quarter and annual stock bonus for fiscal year 2012, and, to the extent they do not then vest, shall be forfeited upon the determination of the achievement of performance targets for 2012. In the event of the termination of Mr. Jones’ employment by reason of his death or disability or upon a change of control of the company, the vesting of such restricted stock will accelerate in full.

     The amendment also provides that upon achievement of performance targets above the 100% target level as of the end of fiscal year 2012, Mr. Jones may be entitled to earn additional restricted stock up to 50% of the LTI, or 337,500 shares, issued under the 2004 plan, with a grant date of the date on which we pay any fourth quarter and annual stock bonuses to Mr. Jones for fiscal year 2012. These shares will vest on the business day following the grant date. In addition, upon a change in control, Mr. Jones shall be entitled to earn a portion of these shares upon achievement of the specified performance targets for the calendar year immediately preceding the year in which the change in control occurs.

Theodore P. Schrafft

     The current term of Mr. Schrafft’s employment agreement expires on December 31, 2010. It renews automatically for successive one-year periods unless either party elects not to renew at least 90 days prior to expiration of the term. If we terminate his employment without cause either before or after a change in control or, if during the 24-month period following a change in control, he terminates his employment for good reason, or if in contemplation of, or during the 24-month period following, a change in control we or our successor terminates his employment by failing to renew his agreement, Mr. Schrafft will be entitled to severance compensation equal to 200% of his base annual salary in effect on the date of termination and a pro-rata portion of any quarterly bonus earned with respect to the calendar quarter in which the date of termination occurs. In addition to this severance amount, Mr. Schrafft will receive the cost of COBRA coverage for 18 months following the date of termination. These severance amounts will be payable in a lump sum within 75 days following the effective date of termination.

     Mr. Schrafft’s employment agreement provides that he will not compete with the company, solicit any of our employees or customers during the term of his employment and for one year thereafter. His agreement also prohibits him from disclosing confidential business information during the term of his employment and for two years thereafter.

David E. Trine

     The term of Mr. Trine’s employment agreement expires on December 31, 2010. Thereafter, it renews automatically for successive one-year periods unless either party elects not to renew at least 90 days prior to expiration of the term. If we terminate his employment without cause either before or after a change in control or, if during the 24-month period following a change in control, Mr. Trine’s employment is terminated by him for good reason, or if in contemplation of, or during the 24-month period following, a change in control his employment is terminated by us or by our successor for failure to renew his employment agreement, he will be entitled to severance compensation equal to 200% of his base annual salary in effect on the date of termination and a pro-rata portion of any quarterly bonus earned with respect to the calendar quarter in which the date of termination occurs. In addition, Mr. Trine will be entitled to an amount equal to the cost of obtaining COBRA coverage for 18 months following his date of termination. These severance amounts will be payable in a lump sum within 75 days following the effective date of termination.

     Mr. Trine’s employment agreement provides that he will not compete with us or solicit any of our employees or customers during the term of his employment and for one year thereafter. His agreement also prohibits him from disclosing confidential business information during the term of his employment and for two years thereafter.

     In connection with Mr. Trine becoming our Chief Financial Officer, we granted him 100,000 shares of restricted stock on March 31, 2009, which vests as to 25,000, 25,000 and 50,000 shares on the first, second and third anniversaries of the grant date, respectively, provided that he is employed by us on such dates. Upon a change in control of the company, the vesting of any unvested shares will accelerate in full, and upon Mr. Trines’ termination without cause, the vesting will accelerate with respect to the tranche next scheduled to vest.

David M. Guthrie

     The current term of Mr. Guthrie’s employment agreement expires on December 31, 2010. It renews automatically for successive one-year periods unless either party elects not to renew at least 90 days prior to expiration of the term. If we terminate his employment without cause either before or after a change in control or, if during the 24-month period following a change in control, Mr. Guthrie terminates his employment for good reason, or if in contemplation of, or during the 24-month period following, a change in control we or our successor terminate his employment by failing to renew his employment agreement, he will be entitled to severance compensation equal to 200% of his base annual salary in effect on the date of termination and a pro-rata portion of any quarterly bonus earned with respect to the calendar quarter in which the date of termination occurs. In addition, Mr. Guthrie will be entitled to an amount equal to the cost of obtaining COBRA coverage for 18 months following his date of termination. These severance amounts will be payable in a lump sum within 75 days following the effective date of termination.

     Mr. Guthrie’s employment agreement provides that he will not compete with us or solicit any of our employees or customers during the term of his employment and for one year thereafter. His agreement also prohibits him from disclosing confidential business information during the term of his employment and for two years thereafter.

Michael E. Havener

     Mr. Havener stepped down as our Chief Financial Officer on March 3, 2009, and now serves as our Senior Vice President, Corporate Finance and Treasurer. We may terminate Mr. Havener’s employment at any time. If we terminate his employment without cause either before a change in control or after a change in control, Mr. Havener will be entitled to severance compensation equal to 100% of his base annual salary in effect on the date of termination. These severance amounts will be payable in a lump sum within 75 days following the effective date of termination.

CERTAIN TRANSACTIONS

Review and Approval of Related Person Transactions

     Our board of directors has adopted a statement of policy with respect to related person transactions, which sets forth in writing the policies and procedures for the review, approval or ratification of any transaction (or any series of similar transactions) in which we, including any of our subsidiaries, were, are or will be a participant and the amount involved exceeds $5,000, and in which any related person had, has or will have a direct or indirect material interest. For purposes of the policy, a “related person” is:

  any person who is, or at any time since the beginning of our last fiscal year was, our executive officer or director or a nominee to become one of our directors;

  any shareholder owning in excess of five percent of our company;

  any immediate family member of any of the foregoing persons; or

  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest.

     Our board of directors has determined that the audit committee is best suited to review and approve related person transactions. Prior to the consummation of, or material amendment to, a related person transaction, our audit committee reviews the transaction and considers all relevant facts and circumstances, including, but not limited to:

  the benefits to us from the transaction;

  the impact on a director’s independence, if applicable;

  the availability of other sources for comparable products or services;

  the terms of the transaction; and

  the terms available to unrelated third parties or employees generally.

     Our audit committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our shareholders. On a quarterly basis, our directors and named executive officers are required to complete a related party questionnaire. If a related person transaction is ongoing or completed and not previously approved by the audit committee, we promptly submit it to our audit committee for review and consideration. Other than a transaction involving compensation that is approved by our compensation committee, we will only consummate or continue a related person transaction if our audit committee has approved or ratified it in accordance with the guidelines set forth in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings in the ordinary course with unrelated third parties. Based on the conclusions reached, our audit committee evaluates all options, including but not limited to, ratification, amendment, rescission or termination of the related person transaction.

Related Party Transactions

     We have made loans to our Chairman of the Board and Chief Executive Officer, which loans are secured by our common stock held directly by Mr. Jones and by Seven Gables Partnership, L.P., a limited partnership whose general partner is Seven Gables Management Company, LLC and whose limited partner is a trust of which Mr. Jones was the grantor and his wife the trustee. Seven Gables Management Company is a limited liability company of which Mr. Jones and his wife are the sole members. The loans were made pursuant to Mr. Jones’ then current employment agreement for the exercise price of certain stock options and the taxes related thereto. We had a legal commitment to make these loans prior to July 30, 2002, without having any discretion or termination right with respect to these existing obligations, which have not been modified or extended in any way. Each loan is evidenced by a recourse promissory note bearing interest at the applicable federal rate and is secured by the common stock purchased. These loans mature in 2010. No payments are due prior to the due date of each loan. In 2009, Mr. Jones repaid approximately $93,000 of his outstanding loans to us. The highest aggregate principal amount of the loans, including accrued interest, outstanding during 2009 was $1,870,016, and the terms of these loans are as follows:

Name	Amount of Loan as of 12/31/09	Interest Rate	Due Date	Shares Pledged	Value of Collateral as of 12/31/09
Boland T. Jones	$1,702,805	5.96%	10/31/10	1,330,753*	$10,978,712*
	111,555	5.43%	10/31/10	1,330,753*	10,978,712*

	$1,814,360

*	Separate loans are secured by the same shares of our common stock. The value of such shares is only included once to determine the total value of collateral.

     As of April 8, 2010, the aggregate outstanding loan amount for Mr. Jones was $1,843,571.

AUDIT COMMITTEE REPORT

     Our amended and restated audit committee charter specifies the scope of the audit committee’s oversight role and how it carries out its activities. See “Corporate Governance Matters — Audit Committee.” Our management has primary responsibility for our financial statements and reporting process, including our systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements and our internal control over financial reporting in accordance with generally accepted auditing standards and issuing a report thereon. Our audit committee oversees these processes and annually appoints our independent auditors for the upcoming year.

     Our audit committee has reviewed and discussed our December 31, 2009 audited financial statements with management and with Ernst & Young LLP, our independent registered public accounting firm for 2009. Our audit committee also has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB.

     Our audit committee also discussed with Ernst & Young those matters required to be discussed by the auditors with the audit committee under the rules adopted by the PCAOB. Our audit committee received and discussed with the independent auditors their annual written report on their independence from our company and management, as required by the PCAOB rules. Our audit committee considered with the independent auditors whether the provision of non-audit services provided by them to our company during 2009 was compatible with their independence.

     Based on the review and discussions referred to above, our audit committee recommended to the board, and our board approved, the inclusion of the December 31, 2009 audited financial statements in our annual report on Form 10-K for the year ended December 31, 2009 that was filed with the SEC on March 1, 2010.

     The foregoing report has been submitted by the members of the audit committee.

W. Steven Jones, Chairman Wilkie S. Colyer John R. Harris Raymond H. Pirtle, Jr.

     The foregoing Report of the Audit Committee does not constitute “soliciting material” and should not be deemed to be “filed” with the SEC or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference in any of those filings.

INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young served as our independent registered public accounting firm for the year ended December 31, 2009. Deloitte & Touche LLP served as our independent registered public accounting firm for the year ended December 31, 2008. On March 18, 2009, the audit committee dismissed Deloitte & Touche and engaged Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2009. Deloitte & Touche’s reports on our consolidated financial statements as of and for the fiscal year ended December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     The report for fiscal year ended December 31, 2008, however, included the following explanatory paragraph:

     As described in Note 15 to the consolidated financial statements, the Company changed the manner in which it accounts for uncertain tax positions effective January 1, 2007, in accordance with the adoption of Statement of Financial Accounting Standards Interpretation No. 48, Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109.

     During the periods covered by such reports and during any subsequent period through March 18, 2009, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. During the same periods, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the fiscal years ended December 31, 2008 and 2007, and during any subsequent period through March 19, 2009, the date of our engagement of Ernst & Young, neither we, nor any person on our behalf, has consulted with Ernst & Young regarding any matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

AUDIT MATTERS

     Our audit committee selected Ernst & Young to serve as our independent registered public accounting firm for the year ended December 31, 2009, which decision was ratified by our shareholders at our 2009 annual meeting. Deloitte & Touche served as our independent registered public accountants until the completion of our 2008 audit on March 1, 2009. The following table shows the aggregate fees billed to us for audit and permitted non-audit services in the years ended December 31, 2009 and 2008 by Ernst & Young and Deloitte & Touche, respectively:

	2009	2008
Audit fees	$1,010,742	$1,955,582
Audit-related fees	—	—
Tax fees	574,635	386,598
All other fees	—	8,500

Total fees	$1,585,377	$2,350,680

     “Audit fees” include fees for professional services rendered by Ernst & Young for the fiscal year ended December 31, 2009 and by Deloitte & Touche for the fiscal year ended December 31, 2008 for the audits of our annual consolidated financial statements included in our annual reports on Form 10-K and for the reviews of our quarterly financial statements included in our quarterly reports on Form 10-Q for the fiscal years ended 2009 and 2008, respectively. The audit fees also included fees associated with the audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. In addition, the audit fees include statutory audits of certain of our foreign subsidiaries’ financial statements. We have converted amounts relating to international statutory audits to U.S. dollars.

     “Tax fees” include fees for domestic and international tax compliance, planning and advice.

     “All other fees” for Deloitte & Touch in 2008 consist of fees related to our registration statement on Form S-8 filed in June 2008 in connection with our shareholders approving amendments to our stock plans at our 2008 annual meeting. There were no other fees billed by Ernst & Young in 2009.

     Our audit committee pre-approved all audit and permitted non-audit services provided by each of Ernst & Young and Deloitte & Touche in 2009 and 2008 and has considered whether the provision of such permitted non-audit services is compatible with maintaining each of Ernst & Young’s and Deloitte & Touche’s independence.

     Our audit committee charter requires the audit committee to pre-approve all audit and permitted non-audit services provided to us by our independent auditors and permits the audit committee to delegate pre-approval authority to a member or members of the audit committee provided that any pre-approvals made pursuant to such delegated authority are presented to the full audit committee at its next meeting. Our audit committee has delegated such authority to our audit committee chairman.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Our audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Ernst & Young served in this capacity for fiscal year 2009. As part of this selection process, our management and audit committee members interviewed representatives of Ernst & Young and considered the following matters compared to comparable accounting firms:

  the firm’s independence and any relationships between us and the firm that may bear on the independence of the audit firm;

  the quality of the proposed audit engagement team;

  the firm’s experience, client service, responsiveness and technical experience;

  the firm’s leadership, management structure and compliance programs;

  the firm’s role and performance in certain non-audit services for us; and

  the appropriateness of fees proposed.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting via conference call, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the appointment of Ernst & Young as our independent registered public accounting firm is not required by our bylaws or otherwise. The board of directors, however, is submitting the selection of Ernst & Young to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the audit committee will reconsider whether to retain this audit firm. Even if the selection is ratified, our audit committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our shareholders.

     Our board of directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information, as of December 31, 2009 and April 8, 2010, about our common stock that may be issued under all of our existing equity compensation plans. We have included more recent information in order to facilitate the approval of amendments to our 2004 plan and our directors stock plan as described in Proposals 3 and 4 below.

	As of December 31, 2009					As of April 8, 2010
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans
approved by security
holders (1)	470,003	(2)	$10.12	3,508,004	(3)	403,336	(2)	$9.88	2,874,833	(4)
Equity compensation plans not
approved by security
holders (5)	92,335		$8.73	—		90,834		$8.81	—

Total	562,338		$9.89	3,508,004		494,170		$9.68	2,874,833

(1)

Includes our 1995 stock plan, which we refer to as our 1995 plan in this proxy statement, 2004 plan and directors stock plan. We froze our 1995 plan and will not issue additional awards under this plan.

(2)	Includes shares issuable pursuant to the exercise of stock options outstanding under our 2004 plan and directors stock plan

(3)

As of December 31, 2009, we had 2,580,153 and 927,851 remaining shares available for issuance under our 2004 plan and directors stock plan, respectively. Of such shares, 1,065,326 and 119,930 shares remain available for issuance pursuant to restricted stock or other full value awards under our 2004 plan and directors stock plan, respectively. We had an aggregate of 1,195,271 shares of restricted stock or other full value awards outstanding. We had an aggregate of 562,338 stock options outstanding over a weighted-average remaining term of 2.49 years.

(4)

As of April 8, 2010, we have 1,946,982 and 927,851 remaining shares available for issuance under our 2004 plan and directors stock plan, respectively. Of such shares, 365,488 and 119,930 shares remain available for issuance pursuant to restricted stock or other full value awards under our 2004 plan and directors stock plan, respectively. We have an aggregate of 1,677,898 shares of restricted stock or other full value awards outstanding. We have an aggregate of 494,170 stock options outstanding over a weighted average remaining term of 2.29 years.

(5)	Includes options issued and available for exercise under our 1998 stock plan. We froze our 1998 stock plan and will not issue additional awards under this plan.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE
AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

     We currently maintain our 2004 plan, which provides for grants of stock options, restricted stock and other incentive awards to our employees, officers, directors and consultants. As of April 8, 2010, 1,946,982 shares of common stock remained available for issuance pursuant to awards granted under our 2004 plan, of which 365,488 shares may be granted as “full-value” awards. “Full-value awards” generally refer to awards, other than stock options and stock appreciation rights that are settled by the issuance of our common stock. As discussed earlier in this proxy statement, we have shifted the mix of equity awards we grant to all employees and increased the emphasis on restricted stock grants rather than stock option grants. We use awards of restricted stock as one of our principal measures of aligning the interests of employees with those of our shareholders. The availability of additional awards for future grants, specifically restricted stock grants, will provide us with greater ability to attract, retain and motivate employees by offering competitive compensation packages. We believe that equity awards are the simplest, most direct way to align employee interest with those of our shareholders.

     Our 2004 plan includes a number of features intended to protect the interests of our shareholders:

  prohibits use of discounted stock options;

  prohibits repricing of options without shareholder approval;

  does not include “liberal share counting” provisions, which would provide us with the ability to re-use shares tendered or surrendered to pay the exercise price or tax obligations of grants or the net counting of shares;

  does not provide for transferability of awards to third parties for value; and

  does not provide for automatic vesting of awards upon a change in control of the company.

Our 2004 plan was last approved by our shareholders in 2008 with an approximately 85% approval vote.

     On April 21, 2010, our board of directors adopted, subject to approval by our shareholders at this annual meeting, an amendment to our 2004 plan. The amendment would:

  increase the total number of shares authorized for issuance under our 2004 plan from 6,000,000 shares to 8,000,000 shares (an increase of 2,000,000 shares);

  remove the current 2,000,000 share limit on “full value” awards so that all shares available for issuance (1,946,982 shares available for issuance as of April 8, 2010, plus 2,000,000 new shares, plus any shares that are added back to the 2004 plan in accordance with the 2004 plan’s share counting provisions) will be available for future awards of restricted stock, restricted stock units or other “full value” awards under our 2004 plan; and

  provide that, unless earlier terminated by our board of directors, our 2004 plan will terminate on the tenth anniversary of the date an amendment is approved by our shareholders that increases the shares authorized for issuance under our 2004 plan.

     The amendment also conforms the definition of a change in control in our 2004 plan to the definition of change in control in our employment agreements with our named executive officers, which revises the definition from “approval by the shareholders” to “consummation” of a transaction to ensure that participants will not receive severance payments or acceleration of stock awards without an actual change in control occurring, which we believe is better aligned with corporate governance best practices. For a detailed description of this definition, please see the section on “Potential Payments Upon Termination or Change in Control” earlier in this proxy statement.

     We also maintain our directors stock plan, which we propose to amend as discussed in Proposal 4 below. We will continue to maintain our 1995 plan until all outstanding awards thereunder are exercised or expire, but we no longer grant awards under our 1995 plan.

     If the amendment to our 2004 plan is not approved by our shareholders at this annual meeting, our 2004 plan will remain in effect in accordance with its terms as in effect immediately prior to the April 21, 2010 board action, including the amendment to the change in control definition discussed above.

     Limitation on Annual “Burn Rate.” In order to address potential shareholder concerns regarding the number of options, stock appreciation rights or stock awards we intend to grant in a given year, our board of directors committed to our shareholders that for a three-year period beginning on January 1, 2008 and ending on December 31, 2010, we would not grant a number of shares subject to awards under our 2004 plan and the directors stock plan, in the aggregate, greater than an average of 2.8% of the number of shares of our common stock that we believe will be outstanding over such three-year period. Solely for purposes of calculating the burn rate, the number of shares deemed to be granted in a year will be determined as follows: (i) each share subject to a stock option or stock appreciation right will be counted once; and (ii) each share subject to restricted stock, restricted stock unit or other “full value” award will be counted twice (equivalent to two shares).

     Our board of directors unanimously recommends that our shareholders vote “FOR” approval of the amendment to our 2004 plan.

Summary of Our 2004 Plan, as Proposed to be Amended

     The following is a summary of the provisions of our 2004 plan, as proposed to be amended. This summary is qualified in its entirety by reference to the terms of our 2004 plan. A copy of the full text of our amended and restated 2004 stock plan, as well as the proposed amendment to this plan, are attached to this proxy statement as Appendix A. On April 8, 2010, the market value of our common stock was $8.49.

     Purpose. The purpose of our 2004 plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders and by providing such persons with an incentive for outstanding performance.

     Administration. Our 2004 plan is administered by the compensation committee of our board of directors. Among other things, our compensation committee has the authority to:

  grant awards;

  designate participants;

  determine the type or types of awards to be granted to each participant and the number, terms and conditions of the awards establish, adopt or revise any rules and regulations as it may deem advisable to administer our 2004 plan; and

  make all other decisions and determinations that may be required under our 2004 plan.

Our board of directors may at any time administer our 2004 plan. If it does so, it will have all the powers of our compensation committee under our 2004 plan.

     Shares Available for Awards. We have previously authorized 6,000,000 shares for issuance under our 2004 plan. The amendment would increase the total number of shares authorized for issuance under our 2004 plan from 6,000,000 to 8,000,000 shares (an increase of 2,000,000 shares). All of such 2,000,000 shares, plus 1,946,982 shares that were remaining available for issuance as of April 8, 2010, plus any shares that are added back to the 2004 plan in accordance with the share counting provisions discussed below will be available for future awards of restricted stock, restricted stock units or other “full value” awards under our 2004 plan.

     Share Counting. Our 2004 plan provides that shares subject to awards issued under our 2004 plan will be added back to our 2004 plan share reserve only to the extent that the awards terminate, expire unexercised, are cancelled, forfeited, lapse for any reason or ultimately are settled in cash.

     Eligibility. Our 2004 plan permits the grant of awards to employees, officers, directors and consultants of our company and our affiliates, as selected by our compensation committee. As of December 31, 2009, the number of eligible participants was approximately 2,250.

     Awards to Non-Employee Directors. Awards granted under our 2004 plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. Our compensation committee may not make discretionary grants under our 2004 plan to non-employee directors. We presently grant equity awards to our non-employee directors under our directors stock plan, which we propose to amend as discussed in Proposal 4 below.

     Permissible Awards. Our 2004 plan authorizes the granting of awards in any of the following forms:

  market-priced options to purchase shares of our common stock, which may be designated under the tax code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors or consultants);

  stock appreciation rights, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

  restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by our compensation committee;

  restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award certificate) at a designated time in the future;

  performance awards, which are awards payable in cash (performance units) or stock (performance shares) upon the attainment of specified performance goals;

  dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying a full-value award; and

  other stock-based awards in the discretion of our compensation committee, including unrestricted stock grants.

     Limitations on Awards. In order for awards granted under our 2004 plan to qualify as qualified performance-based awards that are exempt from the $1,000,000 deduction limit imposed by tax code Section 162(m), our 2004 plan is required to include limits on the number of awards that may be issued to any one person. The maximum number of awards which may be granted to any one participant during a calendar year under our 2004 plan is as follows:

  1,000,000 shares subject to options;

  1,000,000 shares subject to stock appreciation rights;

  1,000,000 shares subject to restricted stock or restricted stock unit awards;

  1,000,000 shares subject to other stock awards; and

  $8,000,000 with respect to cash-based awards.

     Performance Goals. All options and stock appreciation rights granted under our 2004 plan are designed to be exempt from the $1,000,000 deduction limit imposed by tax code Section 162(m). In addition, our compensation committee may designate any other award granted under our 2004 plan as a qualified performance-based award in order to make the award fully deductible under tax code Section 162(m). If an award is so designated, our compensation committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, business unit, region, affiliate, department or function within our company or an affiliate or any combination thereof:

  revenue;

  sales;

  days payable outstanding;

  days sales outstanding;

  profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

  earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures);

  net income (before or after taxes, operating income or other income measures);

  cash (cash flow, cash generation or other cash measures);

  stock price or performance;

  total shareholder return (stock price appreciation plus reinvested dividends);

  return on equity;

  return on assets;

  return on investment;

  market share;

  expenses (expense management, expense ratio or other expense measures); and

  business expansion or consolidation (acquisitions and divestitures).

Our compensation committee may provide, either in connection with the grant of the award or by amendment thereof, that achievement of such performance goals will be waived upon the death or disability of the participant.

     Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. Our compensation committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. Notwithstanding the foregoing, our 2004 plan precludes transfers of awards for value. A participant may, in the manner determined by our compensation committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

     Acceleration Upon Certain Events. Unless otherwise provided in an award certificate or any special plan document governing an award, if a participant’s service terminates by reason of death or disability:

  all of such participant’s outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully exercisable;

  all time-based vesting restrictions on his or her outstanding awards will lapse; and

  any performance-based criteria on outstanding equity-based awards will be deemed satisfied at the greater of “target” or actual performance determined as of the end of the prior calendar quarter.

In addition, our compensation committee may, in its sole discretion at any time, accelerate the vesting of awards for any reason at any time. Our compensation committee may discriminate among participants or among awards in exercising such discretion.

     Adjustments. In the event of a transaction between us and our shareholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under our 2004 plan will be adjusted proportionately, and our compensation committee shall make such adjustments to our 2004 plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits and annual award limits under our 2004 plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. Our 2004 plan permits discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings) and permits discretionary adjustments in the context of equity restructurings where the adjustment is for a purpose other than equalizing the award’s value immediately before and after the equity restructuring.

     Termination and Amendment; Prohibition on Repricing. Our board or compensation committee may, at any time and from time to time, terminate or amend our 2004 plan, but if an amendment to our 2004 plan would materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable, expand the types of awards that may be granted, materially expand the class of eligible participants, materially extend the term of our 2004 plan or otherwise constitute a material change requiring shareholder approval under applicable listing requirements or laws, then such amendment will be subject to shareholder approval. In addition, our board or compensation committee may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of our 2004 plan may adversely affect any award previously granted without the written consent of the participant.

     Our compensation committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option or base price of a stock appreciation right may not be reduced, directly or indirectly, and the original term of an option or stock appreciation right may not be extended. Except in connection with a corporate transaction involving our company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, capitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or stock appreciation rights or cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without shareholder approval.

Certain U.S. Federal Income Tax Effects

     The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of our 2004 plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and foreign income tax consequences are not discussed, and may vary from locality to locality.

     Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under our 2004 plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

     Incentive Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

     Stock Appreciation Rights. A participant receiving a stock appreciation right under our 2004 plan will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under tax code Section 162(m). If the participant files an election under tax code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under tax code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the tax code Section 83(b) election.

     Restricted Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under tax code Section 162(m).

     Performance Awards. A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock or other property received, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under tax code Section 162(m).

     Section 409A. The 2004 plan permits the grant of various types of incentive awards, which may or may not be exempt from tax code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted stock awards, stock options and stock appreciation rights issued under our 2004 plan are designed to be exempt from the application of Section 409A. Restricted stock units granted under our 2004 plan would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

     Tax Withholding. We have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of our 2004 plan.

Benefits to Named Executive Officers and Others

     Messrs. Jones, Trine, Guthrie and Havener have each received an aggregate of 1,655,726, 100,000, 100,000 and 75,100 awards, respectively, under our 2004 plan. Mr. Schrafft has not received any awards under our 2004 plan. The total number of awards that have been granted to our current executive officers as a group under our 2004 plan is 1,930,826. We have not granted any awards to our current directors who are not executive officers under our 2004 plan or to any associates of our executive officers and directors under our 2004 plan. Other than Mr. Jones, no current employee has received 5% of the original 6,000,000 shares authorized and available for issuance under our 2004 plan. The total amount of awards granted to all company employees and consultants, including all officers who are not executive officers as a group, under our 2004 plan is 2,927,962.

     No awards will be granted under our 2004 plan, as amended, prior to shareholder approval at this annual meeting. Any future awards under our 2004 plan, as amended, will be made at the discretion of our compensation committee, or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to our 2004 plan in the future.

PROPOSAL 4
AMENDMENT TO THE
AMENDED AND RESTATED 2000 DIRECTORS STOCK PLAN

     We currently maintain our directors stock plan, which provides for grants of stock options and restricted stock to our non-employee directors. As of April 8, 2010, 927,851 shares of common stock remained available for issuance pursuant to awards granted under our directors stock plan, of which 119,930 shares may be granted as restricted stock awards. As discussed earlier in this proxy statement, we rely primarily on restricted stock grants rather than stock option grants to provide equity compensation to our non-employee directors.

     Similar to our 2004 plan, our directors stock plan also includes features intended to protect the interest of our shareholders, as described in Proposal 3. Our directors stock plan was last approved by our shareholders in 2008 with an approximately 90% approval vote.

     On April 21, 2010, our board of directors adopted, subject to approval by our shareholders at this annual meeting, an amendment to our directors stock plan. The amendment would:

  increase the total number of shares authorized for issuance under the directors stock plan from 2,000,000 to 2,500,000 shares (an increase of 500,000 shares);

  remove the current 200,000 share limit on “full value” awards so that all shares available for issuance (927,851 shares available for issuance as of April 8, 2010, plus 500,000 new shares, plus any shares that are added back to the directors stock plan in accordance with the director plan’s share counting provisions) will be available for future awards of restricted stock; and

  provide that, unless earlier terminated by our board of directors, our directors stock plan will terminate on the tenth anniversary of the date an amendment is approved by our shareholders that increases the shares authorized for issuance under our directors stock plan.

     The amendment also conforms the definition of a change in control in our directors stock plan to the revised definition of change in control in our employment agreements with our named executive officers and in our 2004 plan, as proposed to be amended and described in Proposal 3 above.

     We also maintain our 2004 plan, which we propose to amend, and will continue to maintain but not make any further awards under our 1995 plan, as discussed in Proposal 3 above.

     If the amendment of our directors stock plan is not approved by our shareholders at this annual meeting, our directors stock plan will remain in effect in accordance with its terms as in effect immediately prior to the April 21, 2010 board action, including the amendment to the change in control definition discussed above.

     Limitation on Annual “Burn Rate.” In order to address potential shareholder concerns regarding the number of options, stock appreciation rights or stock awards we intend to grant in a given year, our board of directors committed to our shareholders a limitation on annual burn rate for a three-year period beginning on January 1, 2008 and ending on December 31, 2010, as described in Proposal 3 above.

     Our board of directors unanimously recommends that our shareholders vote “FOR” approval of the amendment to our directors stock plan.

Summary of Our Directors Stock Plan, as Proposed to be Amended

     The following is a summary of the provisions of our directors stock plan, as proposed to be amended. This summary is qualified in its entirety by reference to the terms of our directors stock plan. A copy of the full text of our amended and restated 2000 directors stock plan, as well as the proposed amendment to this plan, are attached to this proxy statement as Appendix B. On April 8, 2010, the market value of our common stock was $8.49.

     Purpose. The purpose of our directors stock plan is to advance our interests and the interests of our shareholders by providing our non-employee directors an opportunity to acquire or increase their proprietary interests in our company.

     Administration. Our directors stock plan is administered by our compensation committee. Among other things, our compensation committee has the authority to:

  grant awards;

  determine the type or types of awards to be granted to each participant and the details and provisions of each award agreement;

  interpret our directors stock plan;

  prescribe, amend and rescind rules and regulations as it may deem advisable to administer our directors stock plan; and

  make all other decisions and determinations that may be required under our directors stock plan.

     Notwithstanding the foregoing, our board of directors has sole authority under our directors stock plan to approve grants of options or awards to members of the committee and to determine the terms of such options or awards.

     Our compensation committee may, but is not required to, grant awards the benefit of which is determined solely on the basis of:

  our achievement, or a subsidiary’s achievement, of a specified target return on equity or assets;

  our, or a subsidiary’s, stock price;

  our achievement or one of our business unit’s or subsidiary’s achievement of a specified target net income or earnings per share, including without limitation earnings before interest, taxes, depreciation and/or amortization; or

  any combination of the goals set forth above.

     Our compensation committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. If an award is made on such basis, the committee will establish goals prior to the beginning of the period for which such performance goal relates. Any payment of an award granted with performance goals will be conditioned on the written certification of our compensation committee in each case that the performance goals and any other material conditions were satisfied.

     Shares Available for Awards. We have previously authorized 2,000,000 shares for issuance under our directors stock plan. Of this amount, 927,851 shares remained available for issuance on April 8, 2010. The proposed amendment to our directors stock plan would increase the total number of shares authorized for issuance under the directors stock plan from 2,000,000 to 2,500,000 shares (an increase of 500,000 shares). All of such 500,000 shares, plus 927,851 shares that were remaining available for issuance as of April 8, 2010, plus any shares that are added back to the directors stock plan in accordance with the share counting provisions discussed below, will be available for future awards of restricted stock under our directors stock plan.

     Share Counting. Our directors stock plan provides that shares subject to awards issued under our directors stock plan will be added back to the plan share reserve only to the extent that the awards terminate, expire unexercised, are cancelled, forfeited, lapse for any reason or ultimately are settled in cash.

     Eligibility. Our directors stock plan permits the grant of awards to our non-employee directors. All six of our non-employee directors are eligible to participate in our directors stock plan.

     Permissible Awards. Our directors stock plan authorizes the granting of awards in any of the following forms:

  market-priced options to purchase shares of our common stock, which will be designated under the tax code as nonstatutory stock options; and

  restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by our compensation committee.

     Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Our compensation committee may permit transfers of options where it concludes that such transferability is appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. Notwithstanding the foregoing, our directors stock plan precludes transfers of any options for value.

     Acceleration Upon Certain Events. Upon the occurrence of any reorganization in which we do not survive (or in which we survive as the subsidiary of a previously unaffiliated entity), involving a merger, consolidation or acquisition of the stock or substantially all of our assets, our compensation committee, in its discretion, may accelerate the vesting of all outstanding option awards and provide that all such options will terminate 30 days after the committee gives written notice of the immediate right to exercise all such options. Our compensation committee may also, in its discretion, accelerate the vesting of all outstanding restricted stock awards. In addition, our compensation committee may provide that all outstanding options and restricted stock awards will be assumed by the successor corporation or substituted on an equitable basis with options and restricted stock, respectively, issued by such successor corporation.

     If we are liquidated or dissolved in connection with a reorganization described above, the provisions described above will apply. In all other instances, upon the adoption of a plan of dissolution or liquidation, all restrictions pertaining to outstanding awards will lapse, and all outstanding options will terminate to the extent not exercised prior to our shareholders’ adoption of a plan of dissolution or liquidation. Notwithstanding the foregoing, our compensation committee may provide that all outstanding options will be exercisable at any time on or before the fifth business day following the adoption of such plan of liquidation or dissolution.

     Our compensation committee may determine that the vesting of awards will accelerate in the event of a change in control of our company. If our compensation committee determines there is a reasonable possibility that, within the succeeding six months, a change in control will occur, then our compensation committee may accelerate the vesting of all outstanding awards.

     Adjustments. In the event of a transaction between us and our shareholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under our directors stock plan will be adjusted proportionately, and our compensation committee shall make such adjustments to our directors stock plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under our directors stock plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. Our directors stock plan permits discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings) and permits discretionary adjustments in the context of equity restructurings where the adjustment is for a purpose other than equalizing the award’s value immediately before and after the equity restructuring.

     Termination and Amendment; Prohibition on Repricing. Our board of directors may, at any time and from time to time, terminate or amend our directors stock plan, but if an amendment to our directors stock plan would constitute a material change requiring shareholder approval under applicable listing requirements or other applicable laws, then our board of directors may condition such amendment on shareholder approval. No termination or amendment of our directors stock plan may adversely affect any award previously granted without the written consent of the participant.

     Except in connection with a corporate transaction involving our company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options without shareholder approval.

Certain U.S. Federal Income Tax Effects

     The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of our directors stock plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State, local and foreign income tax consequences are not discussed, and may vary from locality to locality.

     Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under our directors stock plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under tax code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the tax code Section 83(b) election.

     Tax Withholding. We have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of our directors stock plan.

Benefits to Non-Employee Directors

     The total number of awards that have been granted to our current directors (all of which are director nominees in 2010) who are not executive officers as a group under our directors stock plan is 672,149. Messrs. Arnold, Colyer, Harris, Steve Jones, Pirtle and Smith have each received an aggregate of 129,080; 134,532; 134,473; 14,086; 130,898 and 129,080 awards, respectively, under our directors stock plan. Each of our non-employee directors, except for Mr. Jones who joined our board in 2007, has received 5% of the original 2,000,000 shares authorized and available for issuance under our directors stock plan. We have not granted any awards to any associate of our non-employee directors under our directors stock plan.

     No additional awards will be granted under our directors stock plan, as amended, prior to shareholder approval at this annual meeting. Any future awards under our directors stock plan will be made at the discretion of our compensation committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to our directors stock plan in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership of such securities with the SEC and NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

     We are required to describe in this proxy statement whether we have knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of our directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of any class of our common stock satisfied all applicable filing requirements, except that Messrs. Jones, Schrafft and Guthrie each inadvertently failed to timely file a Form 4 to report shares withheld to satisfy the tax liability applicable to the vesting of restricted stock during one quarter. All of these Form 4’s were subsequently filed. The foregoing is based upon reports furnished to us.

SHAREHOLDER PROPOSALS

     Under Rule 14a-8(e) of the Exchange Act, proposals of shareholders intended to be presented at the 2011 annual meeting of shareholders must be received by us on or before December 24, 2010 to be eligible for inclusion in our proxy statement and proxy card related to that meeting. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the proxy statement and proxy card for our 2011 annual meeting of shareholders.

     Our bylaws provide that shareholders seeking to bring business before a meeting of shareholders must provide notice thereof not less than 120 nor more than 150 calendar days before the first anniversary of the date of our notice of annual meeting sent to shareholders in connection with the previous year’s annual meeting, and, in such notice, provide to us certain information relating to the proposal. Any shareholder proposal received at our principal executive offices before November 24, 2010 or after December 24, 2010 will be considered untimely and, if presented at the 2011 annual meeting of shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) promulgated under the Exchange Act.

     For information regarding a shareholder’s submission of a director nominee candidate to the nominating and governance committee or a shareholder’s director nomination for election at an annual meeting, see “Corporate Governance Matters — Shareholder Director Nominations.”

OTHER MATTERS

     We do not know of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy intend to vote the shares they represent in accordance with their judgment.

     A copy of our annual report on Form 10-K for the year ended December 31, 2009, including financial statements, exhibits and any amendments thereto, as filed with the SEC, may be obtained without charge upon written request to Premiere Global Services, Inc., c/o Secretary, 3280 Peachtree Road, The Terminus Building, Suite 1000, Atlanta, Georgia 30305. Our 2009 Form 10-K is also available on our web site at www.pgi.com/us/en/investors/reports.php.

By Order of the Board of Directors,

Atlanta, Georgia April 23, 2010	Scott Askins Leonard Secretary

APPENDIX A

AMENDMENT TO
PREMIERE GLOBAL SERVICES, INC.
AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

     This Amendment to the Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”) is made, effective as of _________, 2010.

     WHEREAS, the Compensation Committee and the Board of Directors of the Company deem it to be in the best interest of the shareholders to (i) increase the number of shares authorized for issuance pursuant to awards issued under the Plan from 6,000,000 shares to 8,000,000 shares; (ii) remove the current 2,000,000 share limit on “full value” awards so that that all shares available for issuance under the Plan will be available for future awards of restricted stock, restricted stock units or other “full value” awards; (iii) revise the definition of Change in Control to parallel the revised definition of Change in Control in the Company’s employment agreements with its executive officers; and (iv) provide that the Plan will terminate on the tenth anniversary of the date an amendment is approved by the Company’s shareholders that increases the shares authorized for issuance under the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Section 2.1(f)(iii) is amended by deleting the words “Approval by the shareholders of the Company of” and replacing such words with “Consummation of.”

     2. Section 3.2 is deleted and replaced with the following new Section 3.2:

          3.2. TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

     3. Section 5.1 is deleted and replaced with the following new Section 5.1:

          5.1 NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 14.1, the aggregate number of Shares reserved and authorized for issuance pursuant to Awards granted under the Plan shall be 8,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 8,000,000.

     4. Except as amended hereby, the Plan shall remain in full force and effect.

PREMIERE GLOBAL SERVICES, INC.
AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE

     1.1 GENERAL. The purpose of the Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Premiere Global Services, Inc. (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2
DEFINITIONS

     2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

     (a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

     (b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

     (c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.

     (f) “Change in Control” with respect to any Award has the meaning assigned such term in the employment agreement, if any, between the grantee of such Award and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, “Change in Control” means and includes the occurrence of any one of the following events:

     (i) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d)

of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other person of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Company (a “Subsidiary”), or (ii) the Company or any Subsidiary, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined), shall not constitute an acquisition for purposes for this clause (a); or

     (ii) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least 60% of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least 80% of the Incumbent Board, such new director shall for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (iii) Approval by the shareholders of the Company of

     (1) A merger, consolidation or reorganization involving the Company, unless:

     (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such a merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

     (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 2/3 of the members of the board of directors of the Surviving Corporation. (A transaction in which both of clauses (A) and (B) above shall be applicable is hereinafter referred to as a “Non-Control Transaction.”)

     (2) A complete liquidation or dissolution of the Company; or

     (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor provision.

     (h) “Committee” means the committee of the Board described in Article 4.

     (i) “Company” means Premiere Global Services, Inc., a Georgia corporation.

     (j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Other than for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any leave of absence guaranteed by law or authorized in writing by the Company prior to its commencement.

     (k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

     (l) “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

     (m) “Dividend Equivalent” means a right granted to a Participant under Article 11.

     (n) “Effective Date” has the meaning assigned such term in Section 3.1.

     (o) “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

     (p) “Exchange” means the Nasdaq National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

     (q) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such trading date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

     (r) “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

     (s) “Grant Date” means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

     (t) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

     (u) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

     (v) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

     (w) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

     (x) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

     (y) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

     (z) “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

     (aa) “Performance Award” means Performance Shares or Performance Units granted pursuant to Article 9.

     (bb) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

     (cc) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

     (dd) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

     (ee) “Plan” means the Premiere Global Services, Inc. Amended and Restated 2004 Long-Term Incentive Plan, as further amended from time to time.

     (ff) “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 13.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

     (gg) “Qualified Performance-Based Award” means an award made to an officer of the Company that is either (i) a Performance Award, Restricted Stock Award, Dividend Equivalent, Other Stock-Based Award or cash incentive award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 13.10, or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

     (hh) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

     (ii) “Restricted Stock Unit Award” means the right to receive shares of Stock in the future, granted to a Participant under Article 10 (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

     (jj) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

     (kk) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

     (ll) “Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

     (mm) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

     (nn) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

     (oo) “1933 Act” means the Securities Act of 1933, as amended from time to time.

     (pp) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

     3.1 EFFECTIVE DATE. The Plan originally became effective on June 3, 2004, the date it originally was approved by the shareholders of the Company. This amendment and restatement of the Plan shall be effective as of the date it is approved by the shareholders of the Company (the “Effective Date”).

     3.2 TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date, unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of this Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4
ADMINISTRATION

     4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which

Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

     4.2 ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. Neither any Director nor any member of the Committee shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Award granted hereunder.

     4.3 AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

     (a) Grant Awards;

     (b) Designate Participants;

     (c) Determine the type or types of Awards to be granted to each Participant;

     (d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

     (e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

     (f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 13, based in each case on such considerations as the Committee in its sole discretion determines;

     (g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

     (h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

     (i) Decide all other matters that must be determined in connection with an Award;

     (j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

     (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

     (l) Amend the Plan or any Award Certificate as provided herein; and

     (m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

     Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

     Notwithstanding the above, the Board may, by resolution, expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who as of the Grant Date, or the date the proposed action is to be taken, are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date, or the date the proposed action is to be taken, are or reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee, and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

     4.4 AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

     5.1 NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 14.1 and giving effect to this amendment and restatement, the aggregate number of Shares reserved and authorized for issuance pursuant to Awards granted under the Plan shall be 6,000,000. Not more than 3,964,386 of such aggregate number of Shares may be granted as Full Value Awards, 2,000,000 of which remain available for issuance pursuant to Full Value Awards under the Plan as of the date of this amendment and restatement. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 6,000,000

     5.2 SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the Grant Date, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

     (a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

     (b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

     5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4 LIMITATION ON AWARDS.

     (a) Options. The maximum aggregate number of Shares subject to Options granted under the Plan during any one calendar year to any one Participant shall be 1,000,000.

     (b) SARs. The maximum number of Shares subject to Stock Appreciation Rights granted under the Plan during any one calendar year to any one Participant shall be 1,000,000.

     (c) Restricted Stock or Restricted Stock Units. The maximum aggregate number of Shares underlying of Awards of Restricted Stock or Restricted Stock Units under the Plan during any one calendar year to any one Participant shall be 1,000,000.

     (d) Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards under the Plan during any one calendar year to any one Participant shall be 1,000,000 Shares.

     (e) Cash-Based Awards. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any one calendar year shall be $8,000,000.

ARTICLE 6
ELIGIBILITY

     6.1 GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may only be granted to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

     7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

     (b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

     (c) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

     (d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

     (e) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the Grant Date.

     (f) NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

     7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

     (a) EXERCISE PRICE. The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

     (b) LAPSE OF OPTION. An Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

     (1) The expiration date set forth in the Award Certificate.

     (2) The tenth anniversary of the Grant Date.

     (3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

     (4) One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

     (5) One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

     Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.5.

     (c) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

     (d) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

     (e) EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was adopted by the Board, or the termination of the Plan, if earlier.

     (f) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

     (g) ELIGIBLE GRANTEES. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8
STOCK APPRECIATION RIGHTS

     8.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

     (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

     (1) The Fair Market Value of one Share on the date of exercise; over

     (2) The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

     (b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

     (c) EXERCISE TERM. No SAR shall be exercisable for more than ten years from the Grant Date.

     (d) NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

     (e) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE AWARDS

     9.1 GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

     9.2 PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

     9.3 RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property, including Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Awards that will be paid to the Participant.

     9.4 OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

     10.1 GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

     10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units. Unless otherwise provided in the applicable Award Certificate, Awards of Restricted Stock will be entitled to full dividend rights, and any dividends paid thereon will be paid or distributed to the holder no later than the end of the calendar year in which the dividends are paid to shareholders or, if later, the 15th day of the third month following the date the dividends are paid to shareholders.

     10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

     10.4 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DIVIDEND EQUIVALENTS

     11.1 GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS

     12.1 GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS

     13.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2 TERM OF AWARDS. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

     13.3 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer or in installments, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     13.4 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

     13.5 BENEFICIARIES. Notwithstanding Section 13.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     13.6 STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

     13.7 ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the termination of the Participant’s Continuous Status as a Participant by reason of his or her death or Disability, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, all restrictions on the Participant’s outstanding Awards shall lapse, and any performance-based criteria on the Participant’s outstanding equity-based Awards shall be deemed to be satisfied at the greater of “target” or actual performance determined as of the end of the prior calendar quarter. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

     13.8 ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 13.7 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.8. Notwithstanding anything in the Plan, including this Section 13.8, the Committee may not accelerate the payment of any Award if such acceleration would violate Section 409A(a)(3) of the Code.

     13.9 EFFECT OF ACCELERATION. If an Award is accelerated under Section 13.7 or 13.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The

Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Nonstatutory Stock Options.

     13.10 QUALIFIED PERFORMANCE-BASED AWARDS.

     (a) The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

     (b) When granting any other Award to an officer of the Company, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, business unit, region, department or function within the Company or an Affiliate:

—	Revenue

—	Sales

—	Days payable outstanding

—	Days sales outstanding

—	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

—	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

—	Net income (before or after taxes, operating income or other income measures)

—	Cash (cash flow, cash generation or other cash measures)

—	Stock price or performance

—	Total shareholder return (stock price appreciation plus reinvested dividends)

—	Return on equity

—	Return on assets

—	Return on investment

—	Market share

—	Expenses (expense management, expense ratio or other expense measures)

—	Business expansion or consolidation (acquisitions and divestitures)

     (c) Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the

Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant.

     (d) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

     (e) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

     13.11 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spinoff, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE

     14.1 MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

     14.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 14.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that

Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     14.3 GENERAL. Any discretionary adjustments made pursuant to this Article 14 shall be subject to the provisions of Section 15.2. To the extent that any adjustments made pursuant to this Article 14 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION

     15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

     15.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

     (a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

     (b) The original term of an Option may not be extended without the prior approval of the shareholders of the Company;

     (c) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

     (d) Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

     15.3. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 16
GENERAL PROVISIONS

     16.1 NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

     16.2 NO SHAREHOLDER RIGHTS. No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

     16.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

     16.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

     16.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

     16.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

     16.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

     16.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.9 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.10 FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

     16.11 GOVERNMENT AND OTHER REGULATIONS.

     (a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

     (b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

     16.12 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

     16.13 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

     16.14 NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

     16.15. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

     (a) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

     (b) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

     (c) Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

     (i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

     (ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

     For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A, provided, however, that, as permitted thereunder, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

     (d) Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

APPENDIX B

AMENDMENT TO
PREMIERE GLOBAL SERVICES, INC.
AMENDED AND RESTATED 2000 DIRECTORS STOCK PLAN

     This Amendment to the Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan (the “Plan”) is made, effective as of _________, 2010.

     WHEREAS, the Compensation Committee and the Board of Directors of the Company deem it to be in the best interest of the shareholders to (i) increase the number of shares authorized for issuance pursuant to awards granted under the Plan from 2,000,000 shares to 2,500,000 shares; (ii) remove the current 200,000 share limit on “full value” awards so that that all shares available for issuance under the Plan will be available for future awards of restricted stock; and (iii) revise the definition of Change in Control to parallel the revised definition of Change in Control in the Company’s employment agreements with its executive officers; and (iv) provide that the Plan will terminate on the tenth anniversary of the date an amendment is approved by the Company’s shareholders that increases the shares authorized for issuance under the Plan;

     NOW, THEREFORE, the Plan is hereby amended as follows

     1. The definition of “Change in Control” is amended by deleting, in subsection (c) of such definition, the words “Approval by the shareholders of the Company of” and replacing such words with “Consummation of.”

     2. Section 2.3 is deleted and replaced with the following new Section 2.3:

          2.3 Effective Date. The Plan originally became effective as of April 26, 2000, as approved by the shareholders on June 7, 2000. The Plan was amended on April 26, 2002, as approved by the shareholders on June 5, 2002. The Plan was amended and restated effective as of, and approved by the shareholders on, June 11, 2008. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.

     3. Section 5.1(a) is deleted and replaced with the following new Section 5.1(a):

     (a) Subject to any antidilution adjustment pursuant to the provisions of Section 5.2, the aggregate number of shares of Stock that may be issued under the Plan shall be 2,500,000. Shares subject to an Option or issued as a Restricted Stock Award may be either authorized and unissued shares or shares issued and later acquired by the Company.

     4. Except as amended hereby, the Plan shall remain in full force and effect.

PREMIERE GLOBAL SERVICES, INC.
AMENDED AND RESTATED 2000 DIRECTORS STOCK PLAN

ARTICLE I
DEFINITIONS

     As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary:

     “Award” shall mean any Option or Restricted Stock under this Plan.

     “Board” shall mean the Board of Directors of the Company.

     “Cause” shall mean theft or destruction of property of the Company or any of its subsidiaries, disregard of the rules or policies of the Company or any of its subsidiaries, or conduct evincing willful or wanton disregard of the interests of the Company or any of its subsidiaries. Such determination shall be made by the Committee based on information presented by the Company and the Director (if the Director chooses to present information), and shall be final and binding on the Company and the Director.

     “Change in Control” means and includes the occurrence of any one of the following events:

     (a) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other person of which a majority of its voting power or its equity securities or equity interests are owned directly or indirectly by the Company (a “Subsidiary”), or (ii) the Company or any Subsidiary, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined), shall not constitute an acquisition for purposes for this clause (a); or

     (b) The individuals who, as of the effective date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least 60% of the Board; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least 80% of the Incumbent Board, such new director shall for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

     (c) Approval by the shareholders of the Company of

     (i) A merger, consolidation or reorganization involving the Company, unless:

     (A) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such a merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

     (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least 2/3 of the members of the board of directors of the Surviving Corporation. (A transaction in which both of clauses (A) and (B) above shall be applicable is hereinafter referred to as a “Non-Control Transaction.”)

     (ii) A complete liquidation or dissolution of the Company; or

     (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

     “Committee” shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. The Committee shall consist of at least two members of the Board who are Non-Employee Directors (as that term is defined in Rule 16b-3 under the Exchange Act). At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee shall mean the Board.

     “Company” shall mean Premiere Global Services, Inc., a Georgia corporation.

     “Director” shall mean a member of the Board and any person who is an advisory or honorary director of the Company.

     “Effective Date” has the meaning assigned such term in Section 2.3.

     “Exchange Act” shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

     “Exercise Price” shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

     “Fair Market Value”, on any date, shall mean (i) if the Stock is listed on a securities exchange or is traded over the New York Stock Exchange, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the NYSE, the mean between the bid and offered prices as quoted by NYSE for such trading date, provided that if it is determined that the fair market value is not properly reflected by such NYSE quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

     “Grantee” shall mean a person who is an Optionee or a person who has received an Award of Restricted Stock.

     “Nonqualified Stock Option” shall mean an Option that is not intended to be an incentive stock option as described in Code Section 422.

     “Option” shall mean an option to purchase Stock granted pursuant to the provisions of Article VI hereof.

     “Optionee” shall mean a person to whom an Option has been granted hereunder.

     “Permanent and Total Disability” shall have the meaning set forth in Code Section 22(e)(3).

     “Plan” shall mean the Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan, the terms of which are set forth herein.

     “Purchasable” shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

     “Qualified Domestic Relations Order” shall have the meaning set forth in Code Section 414(p)(1)(A).

     “Restricted Stock” means Stock granted to a participant under Article VII that is subject to certain restrictions and to risk of forfeiture. .

     “Restriction Agreement” shall mean a written agreement setting forth the terms of a Restricted Stock Award, as provided in Section 7.1 hereof.

     “Stock” shall mean the Common Stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other entity, such other stock or securities.

     “Stock Option Agreement” shall mean a written agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, as provided in Article VI hereof.

ARTICLE II
THE PLAN

     2.1 Name. This Plan shall be known as the “Premiere Global Services, Inc. Amended and Restated 2000 Directors Stock Plan.”

     2.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording the non-employee Directors of the Company an opportunity to acquire or increase their proprietary interests in the Company. The objective of the Options and Restricted Stock Awards is to promote the growth and profitability of the Company by providing the Grantees with an additional incentive to achieve the Company’s objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

     2.3 Effective Date. The Plan originally became effective as of April 26, 2000, as approved by the shareholders on June 7, 2000. The Plan was amended on April 26, 2002, subject to approval of the shareholders on June 5, 2002. The present amendment and restatement of the Plan shall be effective as of the date it is approved by the shareholders of the Company (the “Effective Date”).

ARTICLE III
PARTICIPANTS

     The class of persons eligible to participate in this Plan shall consist solely of persons who, at the date of grant of Awards hereunder, are Directors of the Company and are not employed by the Company or any of its subsidiaries or affiliates.

ARTICLE IV
ADMINISTRATION

     4.1 Duties and Powers of the Committee. This Plan shall be administered by the Committee; provided, however, that any decision with respect to an Award granted under the Plan to a member of the Committee, including without limitation the decision to grant such Award and the terms thereof, shall be made by the Board of Directors, and any reference therein to the Committee shall be deemed to mean the Board as it relates to an Award granted to a member of the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering this Plan, the Committee’s actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Awards in accordance with the provisions of this Plan and may grant Awards singly, in combination, or in tandem. Subject to the provisions of this Plan, the Committee shall have the discretion and authority to determine those Directors to whom Awards will be granted, the number of shares of Stock subject to each Award, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement or Restriction Agreement. To the extent not inconsistent with the provisions of this Plan, the Committee shall have the authority to amend or modify an outstanding Stock Option Agreement or Restriction Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

     4.2 Interpretation; Rules. Subject to the express provisions of this Plan, the Committee shall have complete authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement and Restriction Agreement, and to make all other determinations necessary or advisable for the administration of this Plan, including, without limitation, the amending or altering of this Plan and any Awards granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

     4.3 No Liability. Neither any Director nor any member of the Committee shall be liable to any person or entity for any act or determination made in good faith with respect to this Plan or any Award granted hereunder.

     4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

     4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V
SHARES OF STOCK SUBJECT TO PLAN

     5.1 Available Shares.

     (a) Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 and giving effect to this amendment and restatement, the aggregate number of shares of Stock that may be issued under the Plan shall be 2,000,000. Not more than 292,079 may be granted in the form of Restricted Stock Awards, 200,000 of which remain available for issuance pursuant to the grant of Restricted Stock Awards as of the date of this amendment and restatement.

     Shares subject to an Option or issued as a Restricted Stock Award may be either authorized and unissued shares or shares issued and later acquired by the Company.

     (b) Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.1(b).

     (i) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

     (ii) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

     5.2 Corporate Events.

     (a) Changes in Capital Structure.

     (i) Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Options or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in shares of Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares of Stock, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the shares of Stock then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

     (ii) Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 5.2(a)(i)), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods will be modified, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Grantees whether or not such Grantees are similarly situated.

     (iii) General. Any discretionary adjustments made pursuant to this Section 5.2 shall be subject to the provisions of Section 11.2.

     (b) If the Company is a party to any reorganization in which it does not survive (or in which it survives as the subsidiary of a previously unaffiliated entity), involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee, in its discretion, may:

     (i) notwithstanding other provisions hereof, declare that all Options granted under this Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate thirty (30) days after the

Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period, and that all then-remaining restrictions pertaining to Restricted Stock Awards under this Plan shall immediately lapse; and/or

     (ii) notify all Grantees that all Options and Restricted Stock Awards granted under this Plan shall be assumed by the successor corporation or substituted on an equitable basis with options and restricted stock, respectively, issued by such successor corporation.

     (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 5.2(b), the provisions of that Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause all then-remaining restrictions pertaining to Awards under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; provided that, notwithstanding any other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth (5th) business day following such adoption, notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

     (d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE VI
OPTIONS

     6.1 Type of Options Granted. The Committee may, under this Plan, grant Nonqualified Stock Options only. Such Options may be granted subject to conditions based on the satisfaction of performance goals or any other factor the Committee deems relevant.

     6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option’s duration, time or times of exercise, and exercise price, shall be stated in the Stock Option Agreement.

     6.3 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee; provided that the Exercise Price of the Stock subject to each Option shall not be less than the Fair Market Value as of the date of grant.

     6.4 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee; provided, however, that in no event may any Option be exercisable for more than ten years from the date of grant.

     6.5 Option Exercise.

     (a) Unless otherwise provided in the Stock Option Agreement or Section 6.6 hereof, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to less than one hundred (100) shares unless the remaining shares that have become so Purchasable are less than one hundred (100) shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

     (b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.5(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

     (c) The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

     The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

     6.6 Nontransferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability is appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable options. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed, or by a permitted transferee).

     6.7 Termination of Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee’s right to exercise an Option upon termination of such Optionee’s service as a Director under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full.

     6.8 Effect of Change in Control. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Stock Option Agreement or Restriction Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Awards shall be exercisable on an accelerated basis.

     6.9 Prohibition on Repricing. Except as otherwise provided in Section 5.2, the exercise price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

     6.10 No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

ARTICLE VII
RESTRICTED STOCK

     7.1 Restricted Stock Awards. The Committee may grant Restricted Stock Awards, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms and conditions (including, without limitation, the satisfaction of stated performance goals) as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. Shares of Restricted Stock granted pursuant to a Restricted Stock Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Restricted Stock

Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the foregoing documents within the time period prescribed by the Committee, if any, the Restricted Stock Award shall be void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

     7.2 Nontransferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.3, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order, nor shall they be delivered to the Grantee.

     7.3 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may, in its discretion, determine at the time the Restricted Stock Award is granted or thereafter.

     7.4 Termination of Service as a Director. The Committee shall have the power to specify, with respect to each Restricted Stock Award granted to any particular Grantee, the effect upon such Grantee’s rights with respect to such Restricted Stock of the termination of such Grantee’s service as a Director under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date on which any then remaining restrictions shall lapse.

     7.5 Treatment of Dividends. At the time a Restricted Stock Award is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (a) deferred until the lapsing of the relevant restrictions and (b) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account outstanding during such year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and shall be paid or distributed to the holder no later than the end of the calendar year in which the lapsing of restrictions occurred or, if later, the 15th day of the third month following the date the lapsing of restrictions occurred. Any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock.

     7.6 Delivery of Shares. Except as provided otherwise in Article VIII below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder.

     7.7 Effect of Change of Control. The Committee may determine, at the time of granting an Award or thereafter, that such Award shall become exercisable on an accelerated basis in the event that a Change in Control occurs with respect to the Company (and the Committee shall have the discretion to modify the definition of Change in Control in a particular Stock Option Agreement or Restriction Agreement). If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that all outstanding Awards shall be exercisable on an accelerated basis.

ARTICLE VIII
STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, or deliver any certificate for shares of Restricted Stock granted hereunder, prior to fulfillment of all of the following conditions:

     (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

     (b) the completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body;

     (c) the obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and the lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

     Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

ARTICLE IX
TERMINATION AND AMENDMENT

     9.1 Termination and Amendment. The Board at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board may condition any amendment on the approval of shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws.

     9.2 Effect on Grantee’s Rights. No termination, amendment or modification of this Plan shall adversely affect a Grantee’s rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

     Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without shareholder approval.

ARTICLE X
RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of this Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its subsidiaries from establishing any other form of incentive or other compensation plan for Directors.

ARTICLE XI
MISCELLANEOUS

     11.1 Performance Goals. The Committee may, but need not, determine that any Award granted pursuant to this Plan to a participant shall be determined solely on the basis of (a) the achievement by the Company or a subsidiary of a specified target return on equity or assets, (b) the Company’s or subsidiary’s stock price, (c) the achievement by the Company or a business unit of the Company or subsidiary of a specified target net income or earnings per share, including without limitation earnings before interest, taxes, depreciation and/or amortization, or (d) any combination of the goals set forth in (a) through (c) above. Furthermore, in such case, the Committee shall have the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     11.2 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of this Plan, the Committee may modify outstanding Awards or accept the surrender of outstanding Awards and grant new Awards in substitution thereof. However, no modification of an Option or Restricted Stock Award shall adversely affect a Grantee’s rights under a Stock Option Agreement or Restriction Agreement without the consent of the Grantee or his legal representative.

     11.3 Plan Binding on Successors. This Plan shall be binding upon the successors and assigns of the Company.

     11.4 Singular, Plural, Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender and vice versa.

     11.5 Headings Not Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and they do not constitute part of this Plan.

APPENDIX C

PROXY
PREMIERE GLOBAL SERVICES, INC.

     The undersigned hereby appoints Boland T. Jones and Scott Askins Leonard, each with full power of substitution, acting jointly or by either of them if only one be present and acting, attorneys and proxies to vote in the manner specified on your proxy card (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of common stock, par value $.01 per share, of Premiere Global Services, Inc. held of record by the undersigned at the close of business on April 8, 2010, at the annual meeting of shareholders to be held at 10:00 a.m. local time, on Wednesday, June 16, 2010, at the Antlers Hilton Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903, including any adjournments or postponements thereof.

1. Election of directors – The Board of Directors recommends a vote FOR the following director nominees:

☐ FOR ALL NOMINEES	o Boland T. Jones	o W. Steven Jones
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	o Jeffrey T. Arnold	o Raymond H. Pirtle, Jr.
☐ FOR ALL EXCEPT	o Wilkie S. Colyer	o J. Walker Smith, Jr.
(See instructions below)	o John R. Harris

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: •

2. Ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2010 – The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2010.	☐ For	☐ Against	☐ Abstain

3. Approve an amendment to our Amended and Restated 2004 Long-Term Incentive Plan, which includes an increase in the number of shares available for issuance – The Board of Directors recommends a vote FOR approval of the amendment to our Amended and Restated 2004 Long-Term Incentive Plan.	☐ For	☐ Against	☐ Abstain

4. Approve an amendment to our Amended and Restated 2000 Directors Stock Plan, which includes an increase in the number of shares available for issuance – The Board of Directors recommends a vote FOR approval of the amendment to our Amended and Restated 2000 Directors Stock Plan.	☐ For	☐ Against	☐ Abstain

☐ Please check this box if you plan to attend the annual meeting of shareholders despite submission of this Proxy.

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will not be voted on Proposal 1, will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for our fiscal year ending December 31, 2010 in Proposal 2, will not be voted on Proposals 3 and 4, and will be voted with discretionary authority as permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, on all other matters that may properly come before the annual meeting or any adjournment thereof of which we did not have notice on or before January 11, 2010. Our annual report and proxy statement may be viewed on our web site at www.pgi.com/us/en/investors/reports.php.

     Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2010

Signature of Shareholder

Signatures of Other Shareholder (if held jointly)

Title(s)

THIS PROXY IS SOLICITED ON BEHALF OF PREMIERE GLOBAL SERVICES, INC.’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

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